     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 1999

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              ZAP.COM CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                 NEVADA                                APPLIED FOR                                  7319
    (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER                        (PRIMARY STANDARD
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)             CLASSIFICATION CODE INCORPORATION)

                    ZAP.COM CORPORATION                                            AVRAM GLAZER,
              100 MERIDIAN CENTRE, SUITE 350                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
                 ROCHESTER, NEW YORK 14618                                      ZAP.COM CORPORATION
                      (716) 242-8600                                      100 MERIDIAN CENTER, SUITE 350
                                                                             ROCHESTER, NEW YORK 14618
                                                                                  (716) 242-8600
         (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL                (NAME, ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL
     PLACE OF BUSINESS AND TELEPHONE NUMBER, INCLUDING           PLACE OF BUSINESS AND TELEPHONE NUMBER, INCLUDING
  AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)      AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                   COPIES TO:

                             GORDON E. FORTH, ESQ.
                  WOODS, OVIATT, GILMAN, STURMAN & CLARKE LLP
                            700 CROSSROADS BUILDING
                                TWO STATE STREET
                           ROCHESTER, NEW YORK 14614
                          TELEPHONE NO. (716) 987-2800
                          FACSIMILE NO. (716) 454-3968
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT DATE OR PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ].

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                 AMOUNT TO BE         OFFERING        AGGREGATE OFFERING      AMOUNT OF
          SECURITIES TO BE REGISTERED                REGISTERED       PRICE PER SHARE      PRICE PER SHARE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Rights to purchase shares of Common Stock, par
value $.001 per share, to be distributed to
holders of Zapata Corporation common stock on
the record date(1)..............................   13,612,000(2)            --                   --                  --
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share, to be
issued pursuant to rights to purchase(2)........     13,612,000            $8.00            $108,896,000         $30,273(3)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share, to be
distributed under certain circumstances to
holders of Zapata Corporation common stock on
the record date.................................    1,200,000(4)            --                   --              $     2(5)
------------------------------------------------------------------------------------------------------------------------------

(1) The Company is granting at no cost to holders of the outstanding common stock of Zapata Corporation ("Zapata") transferable subscription rights (the "Rights") to subscribe for and purchase shares of the Company's common stock at $8.00 per share.
(2) Represents one share of common stock issuable pursuant to the exercise of each Right in respect of the shares of Zapata common stock estimated to be outstanding as of April 12, 1999 (excluding 10,395,384 shares owned by an entity controlled by Malcolm Glazer).
(3) The registration fee is calculated pursuant to Rule 457(i).
(4) Based on an estimate of the maximum number of shares of ZAP.COM common stock issuable in connection with the Stock Distribution described herein.
(5) Estimated solely for purposes of calculating the registration statement fee pursuant to Rule 457(f)(2) under the Securities Act of 1933 based on the adjusted book value of ZAP.COM common stock after giving effect to the issuance of $8,000,000 in Series A preferred stock described herein, assuming no Rights are exercised other than by Avram Glazer and an entity controlled by Malcolm Glazer and 1,200,000 of the Company's 49,514,694 shares held by Zapata are distributed. No consideration will be paid by the recipients of the ZAP.COM common stock constituting a part of the Stock Distribution.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              [ZAPATA LETTERHEAD]

                                                                          , 1999

Dear Stockholder:

     I am pleased to send you the attached prospectus concerning a rights offering and spin-off of our wholly-owned Internet subsidiary, ZAP.COM Corporation, which is a development stage company. As a holder of Zapata Corporation common stock you will receive a transferable right to purchase ("Right") shares of ZAP.COM Stock. Each holder of Zapata common stock at the
close of business on                , 1999 (the record date for the distribution
of the Right) will receive one Right for every one share of Zapata common stock he owns on that date. For example, if you own 500 shares of Zapata common stock, you can purchase up to 500 shares of ZAP.COM COMMON stock. There is currently no public market for the Rights or the ZAP.COM common stock. We expect that the Rights will trade in the Over-the-Counter Market until the close of business on the date that immediately precedes the date on which the Rights expire. We have applied for quotation of our common stock in the Nasdaq National Market under the symbol "ZCOM" and for trading privileges in the Pacific Stock Exchange under the same symbol.

     In addition, we may also distribute on a pro rata basis to those persons
holding our common stock as of                , 1999, at no cost to them, in the
aggregate between 150,000 shares and 1,200,000 shares of ZAP.COM common stock (the "Stock Distribution"). We will only make this Stock Distribution if it is necessary in order for the ZAP.COM common stock to qualify for listing on the Nasdaq National Market and the Pacific Stock Exchange based on the results of the Rights offering.

     The Rights are set to expire at 5:00 p.m., EST, on                , 1999,
unless we extend the expiration date by up to 10 days. Accordingly, if you wish to take advantage of your Rights, you will need to exercise them before that time. The Rights Offering and, if necessary the Stock Distribution are expected
to close on or about                , 1999.

     Zapata founded ZAP.COM Corporation to create and operate a leading Internet network with global market reach. We plan to pursue this goal by building the ZAP.COM Network(TM), which will be a branded global network of "company-owned" banners displayed throughout Web sites owned and operated by third parties. Our goal is to make the ZAP.COM Network a leading advertising and e-commerce platform.

     ZAP.COM believes that the structure of the ZAP.COM Network will provide a significant competitive advantage by combining the benefits of a potentially large and wide reaching Company-owned network with the individual creative talents of the participating Web publishers. ZAP.COM's management will be dedicated to rapidly building the ZAP.COM Network.

     We are very excited about the opportunity ahead of us in the new and rapidly growing Internet medium. By creating ZAP.COM and conducting the Rights Offering and, if necessary, making the Stock Distribution, Zapata will create a separate publicly traded Internet company. This will separate Zapata's Internet business with its own unique market opportunity and risk/reward profile from Zapata's other, more traditional businesses. This transaction will enable Zapata stockholders to increase or decrease their level of participation in our new business by varying their level of investment in ZAP.COM following the Rights Offering and if made, the Stock Distribution.

     The attached prospectus contains important information about the Rights Distribution and ZAP.COM's planned business. I encourage you to read it carefully. Holders of Zapata common stock on the record date for the Rights Distribution are not required to exercise their Rights.

     The Rights Distribution and if made, the Stock Distribution will both be taxable to you as a dividend. Please read the information set forth under the caption "Certain Federal Income Tax Considerations" in the attached prospectus and consult your tax advisor with respect to the income tax consequences of these transactions to you.

     If you have any questions concerning either the Rights Distribution or the Stock Distribution, you should contact our Information Agent at the following address and number:

                            Georgeson & Company Inc.
                               Wall Street Plaza
                            New York, New York 10005
                                 (800) 223-2064

            Banks and Brokers should call collect at (212) 440-9800

     Thank you for your consideration.

                                          Sincerely,

                                          Avram A. Glazer,
                                          President and Chief Executive Officer

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OR DISTRIBUTE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS      SUBJECT TO COMPLETION, DATED             , 1999
--------------------------------------------------------------------------------
[LOGO]
                              ZAP.COM CORPORATION
            13,612,000 Transferable Rights to Purchase Common Stock
                       13,612,000 Shares of Common Stock
                        1,200,000 Shares of Common Stock
--------------------------------------------------------------------------------

ZAP.COM is a development stage company that seeks to build a branded global network of ZAP.COM banners, which will reside on third party web sites and be available for multiple commercial purposes.

We are a wholly-owned subsidiary of Zapata Corporation. We are providing this prospectus to Zapata so that it may furnish it to persons who owned shares of
Zapata common stock on            , 1999 in connection with the distribution to
those persons, at no cost to them, of (1) transferable subscription rights (the "Rights") to purchase at a cash price of $8.00 per share up to an aggregate of 13,612,000 shares of ZAP.COM common stock (the "Rights Offering") and (2) if necessary as of the closing of the Rights Offering to meet certain listing requirements of the Nasdaq National Market and the Pacific Stock Exchange, an as yet undetermined number of shares of ZAP.COM common stock which will not be less than 150,000 shares nor more than 1,200,000 shares (the "Stock Distribution"). Eligible Zapata stockholders will receive one Right and, if necessary, an as yet undetermined number of shares of ZAP.COM common stock for each share of Zapata
common stock held by them on            , 1999. We will not issue fractional
shares and will instead pay cash in place of fractional shares.

The Rights will expire at 5:00 p.m., Eastern Standard Time, on            ,
1999, at which time they will become null and void unless extended or terminated by us in our sole discretion. If you want to exercise your Rights, we recommend that you submit your subscription documents to the Subscription Agent before that deadline or to your broker or bank at least 10 days prior to that deadline. See page 29 of this prospectus for further instructions on submitting subscriptions.

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                          Subscription Price for Shares
                                                             Available under Rights          Proceeds To ZAP.COM(1)(2)
-------------------------------------------------------------------------------------------------------------------------
Price Per Share........................................               $8.00                            $8.00
-------------------------------------------------------------------------------------------------------------------------
Total Minimum..........................................            $1,082,448                       $1,082,448
-------------------------------------------------------------------------------------------------------------------------
Total Maximum(3).......................................           $108,896,000                     $108,896,000
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

---------------
(1) We will not receive any proceeds from the Stock Distribution if it is made.
(2) Before deducting expenses that we will pay in connection with the Rights Offering and if made, the Stock Distribution, estimated to be $600,000.
(3) Assumes the exercise of all 13,612,000 Rights (including 135,306 Rights expected to be exercised by Avram Glazer and an entity controlled by Malcolm Glazer).

There is currently no public market for the Rights or our common stock. We expect that the Rights will trade in the over-the-counter market until the close of business on the day that immediately precedes the date on which the Rights expire. We have applied for quotation of our common stock on the Nasdaq NM under the symbol "ZCOM" and for trading privileges on the Pacific Stock Exchange under the same symbol.

We do not have to sell a minimum number of shares in order to complete the Rights Offering. Except in certain specified circumstances, no monies paid to the Subscription Agent upon the exercise of the Rights will be refunded unless we terminate the Rights Offering.

In order for the ZAP.COM common stock to be more widely held, Malcolm Glazer, who controls approximately 44% of Zapata's outstanding common stock, has agreed to exercise only 125,000 of the Rights he is entitled to receive and Avram Glazer has agreed to exercise only 10,306 Rights he is entitled to receive. See "The Rights Offering -- Exercise of Rights by the Glazers."

The exercise of Rights and the ownership of our common stock issued in the Stock Distribution if it is made involve substantial risk. You should refer to page 11 of this prospectus for a discussion of certain factors that you should consider in connection with the Rights Offering and the Stock Distribution.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 1999.

                               TABLE OF CONTENTS

Prospectus Summary....................    3
Risk Factors..........................   11
The Rights Offering...................   26
The Stock Distribution................   32
Use of Proceeds.......................   34
Dividend Policy.......................   34
Dilution..............................   35
Capitalization........................   36
Selected Financial Data...............   38
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   39
Business..............................   42
Management............................   54
Executive Compensation................   56
Certain Relationships and Related
  Party Transactions..................   59
Security Ownership of ZAP.COM.........   61
Description of Securities.............   62
Shares Eligible for Future Sale.......   68
Certain Federal Income Tax
  Consequences........................   69
Experts...............................   71
Legal Matters.........................   71
Available Information.................   71
Index to Financial Statements.........  F-1

                            ------------------------

     Our principal executive offices are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618, and our telephone number is (716) 242-8600. Our World Wide Web site is www.zap.com. The information in the Web site is not incorporated by referenced into this prospectus. In this prospectus, the terms "Company," "ZAP.COM," "we," "us" and "our" refer to ZAP.COM Corporation, a Nevada corporation.

     You should rely only on the information contained in this prospectus, the related registration statement and any documents incorporated by reference into the registration statement. ZAP.COM has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. ZAP.COM is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. ZAP.COM's business, plan of operations, prospects, results of operations and financial condition may have changed since that date.

                               PROSPECTUS SUMMARY

     This section contains a summary of information elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider before exercising your Rights or receiving ownership of ZAP.COM shares in the Stock Distribution. You should read the entire prospectus carefully, including the "Risk Factors" section. Except as otherwise noted, all information in this prospectus assumes: (1) the adoption and filing by ZAP.COM of Amended and Restated Articles of Incorporation and the adoption by ZAP.COM of Amended and Restated By-Laws reflecting the provisions described herein; (2) the effectiveness of a 36,038-for-one share split of ZAP.COM common stock and Zapata's capital contribution of $36,028 to meet stated capital requirements; and (3) that Zapata will have 23,887,078 shares of common stock outstanding on the record date for the Rights distribution and the Stock Distribution, of which 10,395,384 shares are owned by an entity controlled by Malcolm Glazer.

                      WHY THIS PROSPECTUS WAS SENT TO YOU

     This prospectus is being delivered by Zapata Corporation, a Delaware
corporation to you because you owned Zapata common stock on             , 1999.
This entitles you to receive, at no cost to you, a distribution consisting of a Right to subscribe for and purchase one share of common stock of a development stage company, ZAP.COM Corporation, a Nevada corporation, at a price of $8.00
per share, for each share of Zapata common stock held by you on             ,
1999. Each Right also carries the right to purchase additional shares of ZAP.COM common stock that were available under the Rights distributed by other eligible Zapata stockholders, but which have not been exercised by them, at the same price. See "Rights Offering -- The Right Offering."

     This prospectus is also being delivered by Zapata to you in connection with a potential distribution in the aggregate of between 150,000 shares of ZAP.COM common stock and 1,200,000 shares of ZAP.COM common stock which it may make on
               , 1999 (or such later date as Zapata's Board may choose) based on
the number of shares of Zapata common stock you owned on             , 1999.
Zapata will only distribute these shares to you if as of the close of the Rights Offering, either

     - the number of shares being issued pursuant to exercised Rights or

     - the number of record holders or beneficial owners, as applicable, who will receive shares of ZAP.COM common stock from the exercise of their Rights is insufficient to meet the listing requirements for either the Nasdaq NM or the Pacific Stock Exchange.

     The exact number of shares that will be distributed in such circumstances will depend on the number of Rights which have been exercised as of the completion of the Rights Offering. See "The Stock Distribution -- The Distribution."

     If shares remain unsubscribed as of the end of the Rights Offering, the first 350,000 of such shares will be offered by us to certain other persons. These persons may have a relationship with us or Zapata. All unsubscribed shares not purchased by such persons will be issued to Zapata pursuant to the Distribution Agreement described below. See "Relationship between Zapata and ZAP.COM -- Formation and Funding."

                              BUSINESS OF ZAP.COM

     Zapata founded ZAP.COM Corporation in April 1998 to create and operate a leading Internet network with global market reach. We plan to pursue this goal by building the ZAP.COM Network(TM), which will be a branded global network of banners that will be owned by ZAP.COM and displayed throughout Web sites owned and operated by third parties. Our goal is to make the ZAP.COM Network a leading advertising and e-commerce platform.

     To date, our operations have consisted exclusively of organizational activities, research and analysis with respect to Internet industry opportunities, the creation of our business model and the exploration of certain strategic relationships. As of the date of this prospectus, we do not have any significant assets or a network in place and we have not formally entered into any strategic relationships nor generated any revenues. Therefore, to a significant extent, the description of our business in this prospectus is based on our business model and relates mostly to activities in the planning and early execution stages.

     We plan to aggressively build the ZAP.COM Network through the addition of qualified Web sites to the Network. In the future, we may also acquire or establish strategic relationships with Internet service organizations capable of enhancing our Internet resources, electronic commerce companies and traditional companies which have attractive electronic commerce opportunities, such as broadcasting, media, entertainment and communications companies. As of the date of this prospectus, we do not have any specific plans, proposals, arrangements or understandings with any Web publisher or any one else for any acquisition, investment or similar transaction.

                    RELATIONSHIP BETWEEN ZAPATA AND ZAP.COM

FORMATION AND FUNDING

     Simultaneously with the closing of the Rights Offering, Zapata will contribute to ZAP.COM $8,000,000 to fund start-up costs and anticipated operating losses and for general corporate purposes. In exchange for this investment, we will issue to Zapata 10,000 shares of our Series A preferred stock and 13,612,000 Rights. Zapata will distribute the Rights to those persons
owning Zapata common stock on             , 1999. If all of the shares subject
to the Rights have not been purchased as of the close of the Rights Offering, then, simultaneously with the closing of the Rights Offering, we will issue those unpurchased shares to Zapata. For example, if eligible Zapata stockholders exercise 3,000,000 Rights and no one else purchases any shares, then, following the Rights Offering, we will issue Zapata 10,612,000 shares of our common stock, bringing the total number of common shares which would be owned by Zapata to 46,650,000 shares or 93.3% of our total outstanding shares of common stock.

     Upon completion of the Rights Offering, we will be a majority-owned subsidiary of Zapata rather than a wholly-owned subsidiary. Following the Rights Offering, Zapata will not have any obligation to provide any future funding to us.

CORPORATE GOVERNANCE

     Our authorized capital consists of 150,000,000 shares of preferred stock and 1,000,000,000 shares of common stock. We have designated 10,000 shares of our authorized preferred stock as Series A preferred stock. These Series A preferred shares will be issued to Zapata simultaneously with the closing of the Rights Offering. Our Series A preferred stock and common stock vote as a single class on almost all matters presented to stockholders for consideration. Each share of our Series A preferred stock is entitled to 50,000 votes per share and each share of our common stock is entitled to one vote per share. Accordingly, following the consummation of the Rights Offering and, if made, the Stock Distribution, Zapata, as the sole holder of our Series A preferred stock, will control our management and policies and substantially all matters submitted to our stockholders for approval, including the election of directors and all proposals for merger, liquidation, sale of substantially all of our assets and charter amendments. See "Description of Securities." Zapata will be entitled to retain its ability to control the vote on almost all stockholder votes until we issue more than 500,000,000 shares of its common stock. See "Risk
Factors -- Zapata's Control and Interlocking Directors and Officers Create a Potential Conflict of Interest Relating to Zapata."

     Following the Rights Offering, ZAP.COM's officers will also be officers of Zapata. In addition, Avram Glazer will be a director of both corporations. See "Risk Factors -- Zapata's Control and

Interlocking Directors and Officers Create a Potential Conflict of Interest Relating to Zapata" and "Business -- Employees."

WORD AND CHARGED WEBZINES

     In April 1998, Zapata formed, as wholly-owned subsidiaries, Zap Corporation and ZAP.COM Corporation (f/k/a Zap Internetwork Corporation) for the purpose of pursuing Internet related opportunities.

     In April 1998, Zapata acquired from ICON CMT (k/n/a Qwest Communications International Corporation) the operating assets of two on-line Web based magazines, Word and Charged. Word publishes an eclectic mix of essays, new fiction, visual art, photographs, underground comics, animation, video, sound and music, weekly columns, quirky humor, contests, games and online conversation. Among other distinctions, ENTERTAINMENT WEEKLY named Word the #1 Web site of 1996, POV Magazine named Word the #1 Web site of 1997 and the Best Web Design of 1997 by I.D. Magazine. Charged focuses on the Generation X audience interested in action sports and extreme leisure and targets the biking, surfing, skating and snowboarding crowd.

     Effective upon the closing of the Rights Offering, Zapata's 21 employees who operate the Word and Charged webzines will become employees of ZAP.COM. The Word and Charged webzines will continue to be operated after the Rights Offering by substantially the same employees pursuant to the Services Agreement described below. In addition, effective upon the closing of the Rights Offering, Zapata will assign to our wholly-owned subsidiary, Word Media Corporation, all of its rights to Pixeltime (which is a proprietary Java-based drawing system), all related license agreements (including a license agreement with Dr. Pepper/Seven-Up Inc.) and all of the rights to its agreement with Crown Publishing to publish Gib: Real-Life People Talking About Their Jobs, (which is a collection of Word's Weekly "Work" columns). We intend to license this software and other intellectual property rights back to Zapata for use by its Word and Charged webzines.

CONTRACTUAL ARRANGEMENTS

     The ZAP.COM business model and related intellectual property rights underlying the ZAP.COM Network were developed by executives and employees of Zapata. These individuals assigned to the Company all of their intellectual property rights relating to the ZAP.COM Network

     Prior to the closing of the Rights Offering, we will enter into a Services Agreement with Zapata under which Zapata will provides us with general administrative services and we will provide Zapata with technical, creative and design services and Webzine based administrative services. The Services Agreement provides that each party will bill the other one for services based on an estimated cost basis. The Services Agreement may be terminated on 120 days notice from either party. We will also enter into a Distribution Agreement, Tax Indemnity Agreement and Registration Rights Agreement with Zapata. All of these agreements will become effective upon completion of the Rights Offering. For a description of these agreements see "Certain Relationships and Related Party Transactions."

                      QUESTIONS AND ANSWERS CONCERNING THE
                     RIGHTS OFFERING AND STOCK DISTRIBUTION

WHAT SECURITIES ARE BEING DISTRIBUTED?

     Zapata is distributing, at no cost to you, with this prospectus Rights to acquire in the aggregate up to 13,612,000 shares of our common stock at a price of $8.00 per share. You will receive one Right for each share of Zapata common
stock owned by you on             , 1999.

     In addition, simultaneously with the issuance of shares pursuant to exercised Rights, if necessary to meet the listing requirements of the Nasdaq NM and the Pacific Stock Exchange, Zapata will, at no charge to you, distribute to you shares of our common stock. We do not currently know if Zapata will have to distribute these shares and if Zapata has to issue the shares, how many shares it will ultimately issue. However, if Zapata has to distribute these shares, then it will distribute no less than 150,000 shares nor more than 1,200,000 shares for a distribution ratio of between approximately 0.0063 shares and 0.0502 shares for each share of Zapata common stock held by you on
            , 1999. See "The Stock Distribution." You will not be required to make any payment or to take any other action to receive these shares if they are distributed. If we are required to make the Stock Distribution, we will not issue fractional rights. Instead, we will make a cash payment to Zapata stockholders otherwise entitled to a fractional share of ZAP.COM common stock as a result of the Stock Distribution. The amount of the payment will be based on a price of $8.00 per share. See "The Stock Distribution."

WHAT IS A RIGHT?

     A Right is an offer by us to sell shares of our common stock to the person holding the Right. When you "exercise" the Right, that means that you choose to purchase the shares of ZAP.COM common stock that the Right entitles to you to purchase.

HOW MANY SHARES MAY I PURCHASE AND AT WHAT PRICE?

     You will receive the right to purchase one share of our common stock at a price of $8.00 per share for every share of Zapata common stock you owned on
            , 1999. For example, if you owned 500 shares of Zapata common stock
on             , 1999, you will be entitled to purchase 500 shares of ZAP.COM for a total purchase price of $4,000.

     If you exercise your Right in full, you will have the opportunity to buy additional shares of our common stock at $8.00 per share by indicating the number of additional shares you would like to purchase on the attached Subscription Certificate. If eligible Zapata stockholders request to make additional purchases of more than the number of shares of common stock available to satisfy fully such requests, then the shares of common stock available from unsubscribed Rights immediately prior to the close of the Rights Offering will be pro-rated among those stockholders who exercise their Right in full and elect to purchase additional shares of common stock. In some cases, this may mean that the total shares of common stock that you will be able to purchase will be fewer additional shares than you request on your Subscription Certificate. See "The Rights Offering -- Subscription Privileges."

WILL EVERY STOCKHOLDER RECEIVE RIGHTS IN PROPORTION TO THEIR ZAPATA HOLDINGS?

     Yes. However, in order for our common stock to be more widely held, Malcolm Glazer, who controls approximately 44% of Zapata's outstanding common stock and Avram Glazer, who is our President and Chief Executive Officer, have agreed to exercise only 135,306 Rights for an aggregate exercise price of approximately $1,082,448. Therefore, Zapata will not distribute to the Glazers or entities controlled by them the 10,275,078 Rights which would otherwise be distributed with respect to the Zapata shares beneficially owned by them. See "The Rights Offering -- Exercise of Rights by the Glazers."

WHAT HAPPENS TO UNSUBSCRIBED SHARES?

     We will offer the first 350,000 shares unsubscribed as of the close of the Rights Offering to certain person selected by us. These persons may have a relationship with us or Zapata. To the extent that any unsubscribed shares remain unsold after the offer to these persons, such shares will be issued to Zapata pursuant to the Distribution Agreement to be entered into by us with Zapata.

WHY IS ZAP.COM ENGAGING IN A RIGHTS OFFERING AND THE STOCK DISTRIBUTION?

     The Rights Offering represents ZAP.COM's initial public offering of its securities, although it is different than a traditional offering in that securities are directed only to eligible Zapata stockholders and to certain persons selected by us with respect to Rights that are unsubscribed as of immediately prior to the closing of the Rights Offering for up to a maximum of 350,000 Rights. We believe that the Rights Offering has several advantages over a traditional initial public offering. This type of offering gives us an opportunity to offer our common stock to investors who we believe, as Zapata stockholders, already have some interest in ZAP.COM. This form of offering also is more cost effective than the traditional method since there will not be any underwriting discounts and commissions.

     In addition, the Zapata Board supports the Rights Offering and if made, the Stock Distribution because it will benefit Zapata stockholders by:

     - separating our business, with its own unique market opportunity and risk/reward profile, from Zapata's other traditional businesses, including its marine protein business and food packaging business, which should increase our financial flexibility in the capital markets by allowing us to be viewed, from an investor's perspective, as engaging in only Internet business;

     - enabling Zapata stockholders to increase or decrease their level of participation in our new business by varying their level of investment in us (by acquiring our common stock initially in the Rights Offering and, thereafter, in the open market and/or selling any of our common stock distributed to them);

     - allowing Zapata and us to pursue different operating strategies, given our different business environments and competitive market conditions; and

     - permitting Zapata to benefit from increases, if any, in the market value of its retained equity interest in us.

HOW DID THE COMPANY ARRIVE AT THE $8.00 PER SHARE PRICE?

     In determining the price per share during the Rights Offering, our Board did not employ any valuation formula or obtain an independent valuation of our Company. Rather, our Board considered our business potential and prospects and the Company's status as a development stage company. As a result, this price bears no relation to book value, earnings, assets or other generally accepted valuation criteria for corporations. We believe that any valuation of our Company, given its early stage of development, is highly speculative. The actual value or resale value of our common stock may be significantly higher or lower than the purchase price. See "The Rights Offering -- Determination of Subscription Price."

HOW LONG WILL THE RIGHTS OFFERING LAST?

     You will be able to exercise your Rights until 5:00 p.m., EST, on
            , 1999. If you do not exercise your Rights prior to then, they will expire. We may, in our discretion, decide to extend the Rights Offering for up to 10 days. See "Rights Offering -- Expiration Date."

AFTER I EXERCISE MY RIGHTS, CAN I CHANGE MY MIND?

     No. Once you send in your Subscription Certificate and payment, you cannot revoke the exercise of your Rights even if you later learn information about us that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to purchase our common stock. See "Rights Offering -- No Revocation."

IS THERE A MINIMUM NUMBER OF SHARES THAT MUST BE SOLD AS A CONDITION TO CLOSING THE RIGHTS OFFERING?

     No. We have not established any minimum number of Rights that must be exercised as a condition to our accepting exercised Rights. Consequently, no minimum amount of proceeds is required to consummate the Rights Offering. Malcolm Glazer and Avram Glazer, however, have informed us that they intend to exercise a portion of their Rights. These net proceeds together with Zapata's $8,000,000 investment will result in the Company receiving gross proceeds of $9,082,448 (less estimated offering expenses of approximately $600,000) if no other Zapata stockholder exercises their Rights. Beyond this amount, we can not assure you of the amount of net proceeds that we will receive from the Rights Offering. See "The Rights Offering -- No Minimum Subscription" and "-- Rights to Terminate or Modify Rights Offering."

HOW MANY ZAP.COM SHARES WILL BE OUTSTANDING AFTER THE RIGHTS OFFERING?

     Following the Rights Offering, we will have outstanding 10,000 shares of our Series A preferred stock and 50,000,000 shares of our common stock, including 350,000 shares of restricted stock awarded to our President and Chief Executive Officer in April 1999. This excludes 7,500,000 shares of common stock which are reserved for options which may be granted under the Company's 1999 Long-Term Incentive Plan and the Company's 1999 Non-Employee Directors Plan, of which options to purchase 755,000 shares of common stock have been granted at $5.00 per share. See "Executive Compensation -- Stock Option Plans." Further, in the future, the Company will be required under the Distribution Agreement with Zapata to reserve a sufficient number of shares of common stock to ensure that such shares are available if Zapata transfers its Series A preferred stock at a time when it is convertible. See "Certain Relationships and Related Party Transactions -- Distribution Agreement".

HOW DOES ZAPATA, AS THE SOLE HOLDER OF OUR SERIES A PREFERRED STOCK, AND THE HOLDERS OF OUR COMMON STOCK PARTICIPATE IN DIVIDENDS AND OTHER DISTRIBUTIONS?

     In the event that a common stock dividend is declared by the ZAP.COM Board:

     - If the shares of ZAP.COM common stock owned by Zapata represent 35% or more of ZAP.COM's total outstanding shares of common stock as of the record date for the dividend, then Zapata, as the owner of our Series A preferred stock will not be entitled to any dividends or distributions.

     - If the shares of ZAP.COM common stock owned by Zapata have been diluted below 35% of ZAP.COM's total outstanding shares of common stock as of the record date for the dividend, then so long as all of our Series A preferred stock is owned by Zapata, Zapata will be entitled to receive a dividend amount, which when added to the dividends to be received by Zapata with respect to its common stock, will equal 35% of the total dividend amount paid to all ZAP.COM stockholders (i.e., common and preferred). The 35% figure will be proportionately reduced in the event that Zapata transfers its Series A preferred stock after Zapata's common stock holdings drop below 35% as a result of dilution.

     In the event of a liquidation:

     - After satisfaction of all liabilities and payment of all preferred stock with superior preferences, Zapata, as the owner of our Series A preferred stock, will be entitled to distributions totaling $8,000,000 before any distributions are made to persons owning our common stock.

     - If the shares of ZAP.COM common stock owned by Zapata represent 35% or more of ZAP.COM's outstanding shares of common stock as of the record date for the liquidating distribution, then Zapata, as the holder of our Series A preferred stock, will not be entitled to any amount in addition to its $8,000,000 preference upon liquidation.

     - If the shares of common stock held by Zapata are diluted below 35% of ZAP.COM's total outstanding shares of common stock, then so long as all of our Series A preferred stock is owned by Zapata, Zapata will be entitled to receive liquidating distributions which when added to the liquidating distribution to be received by Zapata with respect to its common stock will constitute 35% of the total net assets distributed to our stockholders (i.e., persons owning common and preferred). As discussed above, the 35% figure is subject to adjustment.

See "Description of Securities -- Series A Preferred Stock."

HOW DO I EXERCISE MY RIGHTS?

     You must properly complete the attached Subscription Certificate and forward it by mail, hand or over-night express mail courier (or following guaranteed delivery procedures) together with proper payment on or prior to 5:00
p.m., EST, on             , 1999 at the address appearing on page 28. If the
mail is used to forward Subscription Certificates, it is recommended that insured, registered mail be used. See "The Rights Offering -- Transferability of Rights" and "The Rights Offering -- Method of Transferring Rights."

WHAT IF I HOLD ZAPATA COMMON STOCK WITH A BROKER OR THROUGH OTHERS?

     If your Zapata common stock is held with a broker, dealer, commercial bank, trust company or other nominee, or you hold it personally and would prefer to have such institutions effect transactions relating to the Rights on their behalf, you should contact the appropriate institution or nominee and request it to effect the transactions for you. You should be aware that brokers or other nominee holders may establish deadlines for receiving instructions from beneficial holders significantly in advance of the date which we have established for the expiration of the Rights. See "The Rights Offering -- Shares Held for Others."

WHEN WILL I RECEIVE MY NEW SHARES?

     If you purchase shares of our common stock in the Rights Offering or if Zapata distributes shares of our common stock to you in order to meet certain listing requirements of the Nasdaq NM and the Pacific Stock Exchange, we will send you certificates representing those shares as soon as practicable after the expiration of the Rights.

HOW MUCH MONEY WILL YOU RECEIVE FROM THE RIGHTS OFFERING AND THE STOCK DISTRIBUTION?

     The amount of the net proceeds that we receive from the Rights Offering will depend on the number of Rights exercised. If all Rights are exercised, we expect our gross proceeds from the Rights Offering together with the proceeds from Zapata's $8,000,000 investment to be approximately $116,896,000. If no one other than the Glazers exercise their Rights, then our net proceeds from the Rights Offering together with $8,000,000 in proceeds from Zapata's investment will be approximately $9,082,448. Regardless of how many Rights are exercised, the offering expenses are estimated to be approximately $600,000. See "Use of Proceeds."

HOW WILL ZAP.COM USE THE PROCEEDS FROM THE RIGHTS OFFERING?

     After paying the expenses of the Rights Offering and, if made, the Stock Distribution, the net proceeds received from the Rights Offering and Zapata's investment will be used to fund the development of the ZAP.COM Network and anticipated operating losses and for general corporate purposes. Until used, we will invest the proceeds in government securities. See "Use of Proceeds."

WHAT IS YOUR DIVIDENDS POLICY?

     To date, we have not paid any dividends on our outstanding stock. The payment of dividends, if any, will be decided by our Board and will depend on our earnings, capital requirements and financial condition. Our Board currently intends to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not expect to declare or pay any cash dividends in the foreseeable future, except as may be required by any outstanding shares of preferred stock. See "Dividend Policy."

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING MY RIGHTS OR RECEIVING SHARES IN A STOCK DISTRIBUTION?

     You will generally recognize dividend income (taxable as ordinary income) in an amount equal to the fair market value, if any, of the Rights as of the date of they are distributed to you by Zapata, whether exercised or not. Although it is not binding on the Internal Revenue Service, the fair market
value of the Rights as of             , 1999 is expected to be zero. We cannot
provide you any assurance, however, as to the precise amount of dividend income, if any, you will recognize upon the receipt of the Rights. See "Certain Federal Income Tax Considerations -- The Rights' Offering."

     If we make the Stock Distribution, then, depending on your adjusted tax basis in your Zapata common stock and the amount of Zapata's current and accumulated earnings and profits, the shares of ZAP.COM common stock distributed to you will result in ordinary income, return of capital, capital gain or a combination thereof. See "Certain Federal Income Tax Considerations -- The Stock Distribution."

CAN I SELL OR TRANSFER MY RIGHTS?

     Yes. The Rights are transferrable if you follow the required procedures. See "The Rights Offering -- Method of Transferring."

WHERE WILL THE RIGHTS AND THE ZAP.COM COMMON STOCK TRADE?

     There is currently no public market for our Rights or our common stock. We expect that our Rights will trade in the over-the-counter market until the trading day immediately before the Rights expire. We have applied for quotation of our common stock on the Nasdaq NM and for the listing of our common stock on the Pacific Stock Exchange. Our proposed Nasdaq NM symbol is "ZCOM" and our proposed Pacific Stock Exchange symbol is the same. See "Listing and Trading of ZAP.COM Common Stock." We can not assure you that a market for our Rights or common stock will develop or if either market develops, that those markets will be sustained.

IS EXERCISING MY RIGHTS RISKY?

     The exercise of your Rights involves a high degree of risk. You should carefully consider the "Risk Factors" described in this prospectus, beginning on page 11 before exercising your Rights or making any investment decisions with respect to shares issued to you in connection with the Stock Distribution if it is made. See "Risk Factors."

CAN ZAP.COM CANCEL THE RIGHTS OFFERING AND THE STOCK DISTRIBUTION?

     Yes. Our Board can cancel the Rights Offering at any time on or before
            , 1999, for any reason. If the Rights Offering is canceled, any money received from Zapata stockholders will be refunded promptly. See "The Rights Offering -- Withdrawal Rights" and "The Stock Distribution -- Right to Terminate or Modify the Stock Distribution."

WHO CAN I TALK TO IF I HAVE MORE QUESTIONS?

     We have appointed Georgeson & Company, Inc. as our Information Agent for the Rights Offering and the Stock Distribution. If you have any questions about the Rights Offering, including questions about subscription procedures or the Stock Distribution, or if you would like additional copies of this prospectus or other documents, please call (800) 440-9820. Banks and brokers should call collect at (212) 440-9800.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. Although we believe that the expectations reflected in this prospectus are reasonable, we cannot assure you that our expectations will be correct. We have included a discussion entitled "Risk Factors" in this prospectus, disclosing important factors that could cause our actual results to differ materially from our expectations. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

                                  RISK FACTORS

     Before you invest in shares of our common stock or if you otherwise receive ownership of our common stock, you should be aware that there are various risks, including those described below. We urge you to carefully consider these risk factors together with all of the other information included in this prospectus and the information incorporated in this prospectus by reference before you decide to purchase our common stock or you make an investment decision with respect to any of our common stock that you receive as part of the Stock Distribution if it is made.

                         RISKS RELATED TO THE BUSINESS

NO OPERATING HISTORY OR PRESENT SOURCE OF REVENUES; RISKS ASSOCIATED WITH FORMING A NEW COMPANY

     We were founded in April 1998. To date, our activities have consisted only of organizational activities, research and analysis with respect to Internet industry opportunities and the exploration of certain strategic relationships. As of the date of this prospectus, we do not have our network established or any formal strategic relationships, nor do we have any assets or operating history upon which an evaluation may be made of our business and its prospects.

     As a newly formed company, we face all of the risks associated with establishing a new business enterprise in the Internet industry. In addition, our revenue model is evolving and is expected to rely substantially upon the commercial use of our network by advertisers, direct marketers and merchants either by themselves or in a strategic relationship with us. Our prospects must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as the Internet using unproven business models. To address some of these risks we must successfully:

     - build and maintain the ZAP.COM Network by attracting Web publishers to participate in the Network;

     - commercialize and market the ZAP.COM Network to potential customers, including advertisers, direct marketers, merchants (including potential e-commerce partners) and others;

     - manage the expansion of our operations;

     - attract, retain and motivate qualified personnel;

     - develop and formalize strategic relationships with third parties for services in areas critical to the successful execution of our business model, including sales, software, hardware, Web site traffic measurement and technical and Internet industry expertise; and

     - anticipate and adapt to changes in our market and competitive developments.

     We cannot assure you that we will be successful in addressing any of these risks, and our failure to do so could have a material adverse effect on our business, prospects, results of operations and financial condition.

ANTICIPATION OF SIGNIFICANT LOSSES FOR THE FORESEEABLE FUTURE

     We anticipate that, for the foreseeable future, we will incur substantial operating losses as we execute our business model and acquire and integrate the necessary technology, systems and supporting infrastructure, increase the number of Web sites participating in our Network and develop our brand name. We also anticipate significant non-cash charges arising from the consideration that will be paid to Web publishers who join the ZAP.COM Network. As a result, we will need to generate significant revenues to achieve and maintain profitability. Our revenues for the foreseeable future will be dependent on user traffic levels and commercial activity on the Web sites of participants in the ZAP.COM Network. We will not generate any revenues from the ZAP.COM Network until it has grown to a size which is attractive to potential customers. We have no present plans, proposals, arrangements or understandings with any Web publishers to join our Network. Further, we cannot assure you that our Network will ever achieve the size necessary to attract customers or e-commerce partners, or, if we do, that we will ever achieve sufficient revenues to become profitable. In addition, as our business model evolves, we may introduce new pricing models and new products and services which may adversely affect our margins and significantly increase our operating expenses. Even if we do achieve profitability, we cannot assure you that we can sustain or increase profitability on a quarterly or annual basis in the future.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS; SEASONALITY

     The lack of an operating history makes it difficult for us to assess the impact of seasonal factors of our business. We expect, however, that our revenues and operating results will fluctuate significantly quarter to quarter in the future due to a number of factors, some of which are beyond our control. These factors include:

     - the addition of new or loss of old network customers or the addition or discontinuance of Web sites who participate in the ZAP.COM Network;

     - the price paid to a Web publisher for joining the ZAP.COM Network and related costs;

     - user traffic levels and the number of available impressions on Web sites that participate in the ZAP.COM Network;

     - customer demand for advertising, sale of products or other commercial uses of the ZAP.COM Network;

     - seasonal fluctuations in revenue;

     - changes in the growth rate of Internet usage;

     - changes in our pricing policies or those of our competitors for different uses of the ZAP.COM Network;

     - the mix of domestic and international sales;

     - the commitment of budgets for businesses to Internet advertising and use;

     - the mix of revenues from different uses of the ZAP.COM Network by our customers and e-commerce partners;

     - the timing and amount of costs relating to the expansion of our operations, including infrastructure technology and business systems, brand development and personal hiring and training;

     - the introduction of new solutions by us or our competitors; and

     - general economic and market conditions.

     Due to all of these factors you should not rely on quarter-to-quarter comparisons of our revenues and operating results as an indication of future performance. In addition, due to the absence of any operating history and our unproven business model, we cannot predict future revenues or results of operations accurately. It is likely that in some future periods our results of operations may be below the expectations of public market analysts and investors and this would almost certainly affect the trading price of our common stock.

OUR BUSINESS MODEL IS UNPROVEN

     Our business is based on an unproven model. As a result, the profit potential for our business model is also unproven. Our ability to generate significant revenues will depend, in part, on our ability to contract with a sufficient number of Web publishers who operate Web sites that are marketable to our potential customers. We have not confirmed the interests of Web publishers in the ZAP.COM Network and, therefore, we can not provide any assurance that a sufficient number of Web publishers will want to participate in our Network to make it viable. If we are unable to attract a sufficient number of Web publishers to our Network to commence sales, it would have a material adverse effect on our business, prospects, results of operations and financial condition. Even if we do attract a sufficient number of Web publishers, we cannot assure you that we will be able to integrate these Web sites into our Network without substantial costs, delays or other problems. We also may not be able to anticipate all of the changing demands that successive admissions of Web sites to our Network will impose on our Management personnel, operational and management information systems and financial systems or those of Zapata with whom we have a Services Agreement. Further, even if our Network is successfully developed, we cannot assure you that the market for our new solution will develop or that demand for our new solution will emerge in any particular product area or become sustainable. The failure to adequately address any of these situations could have a material adverse effect on our business, prospects, results of operations and financial condition.

WE WILL DEPEND ON THE WEB SITES PARTICIPATING IN THE ZAP.COM NETWORK

     Our near-term and long-term prospects are significantly dependent upon the performance of Web sites participating in the ZAP.COM Network, including the quality of their content or other Internet activity and the level of traffic on their sites. Management's assessment of a particular Web site may not prove to be correct. Additionally, we will have no control over these factors and could be adversely effected by declines in the quality or traffic levels of participating Web sites or if one or more material Web sites discontinues its business or becomes bankrupt or insolvent.

     Each ZAP.COM Network participant will enter into a contract with us. In the event that a Web publisher participating in our Network breaches their contract at any time, our remedy will be to pursue a court order for specific performance of the denied access. A court, however, may find that money damages are adequate and refuse to issue such an order. If a material number of the ZAP.COM Network's participants engage in such conduct and the presiding courts refuse to specifically enforce the participants' contracts with us, it would have a material adverse effect on our business, prospects, results of operations and financial condition.

WE WILL RELY ON THIRD PARTY TECHNOLOGY SERVICE PROVIDERS

     In order to complete development of the ZAP.COM Network, we must develop and acquire the supporting infrastructure. For example, we do not have direct connection access to the Internet, but instead we now, and presumably always will, rely on Internet service providers to provide us with connectivity for our Network to the Internet and to Web sites participating in our Network. We will also rely on a variety of technology that will be licensed from third parties. For example, to address the complex task of managing banner space within the planned ZAP.COM Network, the Company has selected Netgravity's software platform. In addition, we have selected Qwest Communications International Corp. to be our primary vendor for hardware and Internet hosting services. To the extent that we are unable to reach formal agreements with either NetGravity of Qwest Communications, or we encounter material difficulties in bringing, or are unable to bring, these systems online, we will need to acquire an alternative solution from third party service providers and vendors. Our loss of, or inability to maintain or obtain upgrades to the technology licenses or hardware solutions deployed in our operating infrastructure could result in delays, which would materially adversely effect our business, prospects, results of operations and financial condition, until equivalent technology and hardware solutions could be identified, licensed or acquired and integrated. If we are unable to maintain satisfactory relationships with these third parties on acceptable commercial terms, or the quality of products and services provided by these third parties falls below a satisfactory standard, we could experience a disruption in the delivery of programming to our Network, which could have a negative impact on our business, prospects, results of operations and financial condition. A failure to complete the development of our infrastructure or to do so without substantial delay or cost will have a material adverse impact on our business, prospects, results of operations and financial condition.

     We also expect to rely on a number of other third-party service providers for certain operational aspects critical to our business plan. These providers include experienced Internet consultants, sales agencies, Web site traffic measurement firms, home page content providers and others. We currently do not have any of these arrangements in place and we cannot assure you that we will be able to secure these arrangements, directly or indirectly. If we fail to secure the necessary arrangements, or to do so in a timely manner and on commercially reasonable terms, it will have a material adverse effect on our business, prospects, results of operations and financial condition. The termination of any of these relationships in the future after they have been established could have a material adverse effect on our business, prospects, results of operations and financial condition. These adverse affects include, for example, the inability to commence or continue operations and material reduction in performance. Further, if any of the third-parties change their terms or terminate their relationships, we may need to incur additional costs to replace such service providers and to bring the new service providers up-to-date with our then current operations.

FAILURE OF THIRD PARTY SYSTEMS COULD HARM OUR BUSINESS

     The continuing and uninterrupted performance of the systems of third parties performing services for us is critical to our success. Customers may become dissatisfied by any system failures that interrupt our ability to deliver programming over our Network accurately to the targeted audience and without significant delay to the viewer. Sustained or repeated system failure would reduce the attractiveness of our solutions to our customers and Web publishers who are potential Network participants. Slower response time or system failures may also result from straining the capacity of our deployed software or hardware due to an increase in the volume of programming delivered to our Network through our servers. To the extent that we do not effectively address any capacity constraints or system failures, our business, prospects, results of operations and financial condition would be materially and adversely affected.

     Similar to all computer systems, systems used in our business could be damaged by earthquake, fire, floods, power loss, telecommunications failures, break-ins and like events. In addition, interruptions in our solutions could result from the failure of our telecommunications providers to provide the necessary data communications capacity in the time frame we require. Despite precautions we have taken, unanticipated problems affecting our systems may at some point in the future cause interruptions in the delivery of our solutions. Despite security measures, our servers are also vulnerable to computer viruses, physical or electronic break-ins and other disruptive problems, which could lead to interruptions, delays, loss of data or cessation in service to our Network. We do not presently have redundant systems or a formal disaster recovery plan. We do not now and will not for the foreseeable future maintain business interruption insurance. Any system failure that causes interruption or an increase in download time of banners to Web sites could delay programming to the ZAP.COM Network and, if sustained or repeated, could reduce the attractiveness of the Network to customers and potential ZAP.COM Network participants.

WE EXPECT TO HAVE SIGNIFICANT AMORTIZATION EXPENSE

     We expect to incur significant amortization charges for the consideration we pay to Web publishers who agree to participate in the ZAP.COM Network. We expect to amortize these charges over a period of three years. The reduction in net income resulting from amortization charges may have a material and adverse impact on earnings and hence upon the market price of our common stock.

TO THE EXTENT THAT THE GROWTH OF THE ZAP.COM NETWORK IS FINANCED WITH EQUITY, INVESTORS ARE LIKELY TO EXPERIENCE SIGNIFICANT DILUTION

     We currently intend to finance a significant amount of the growth in the ZAP.COM Network through the issuance of shares of our common stock (or other securities), cash or a combination thereof. We currently have 1,000,000,000 authorized shares of common stock. Upon the conclusion of the Rights Offering, we will have 50,000,000 shares of common stock outstanding. In addition, we will have 7,500,000 shares of common stock reserved for options awarded or to be awarded under the Company's 1999 Incentive Plan and the Company's 1999 Directors' Stock Plan. Accordingly, immediately following the closing of the Rights Offering, we will have 942,500,000 authorized but unissued and unreserved shares of common stock, of which up to 264,962,000 shares may have to be reserved for issuance for the conversion of Zapata's Series A preferred stock as a result of a transfer after Zapata's common stock holdings have been diluted to below 35%. See "Certain Relationships and Related Transactions -- Distribution Agreement." Consequently, subject to the rules and regulations of the Nasdaq NM and the Pacific Stock Exchange, we will be able to finance our growth or acquisitions by issuing significant amounts of additional shares of common stock without obtaining stockholder approval of such issuances. To the extent we use common stock for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by existing stockholders, including the purchasers of common stock in the Rights Offering and the recipients of common stock in the Stock Distribution if it is made. Moreover, the issuance of additional shares of common stock may have a negative impact on earnings per share and may negatively impact the market price of the common stock. See "Use of Proceeds" and "Dilution."

WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL NEEDS

     If our common stock does not achieve and maintain a sufficient market value, or if Web publishers who are potential ZAP.COM Network participants are unwilling to accept our common stock as all or part of the payment due them for joining the ZAP.COM Network, we may be required to use more of our cash resources in order to initiate and maintain the growth of our Network. If all of the Rights are exercised, then we will receive gross proceeds of approximately $108,896,000; however, if no Rights are exercised, our gross proceeds will be approximately $1,082,448. In addition to the proceeds from the Rights Offering, we will receive $8,000,000 of gross proceeds from Zapata's investment. Regardless of how many Rights are exercised, we expect to incur approximately $600,000 offering expenses. If only a limited number of Rights are exercised as of the closing of the Rights Offering, our growth will be severely limited unless we obtain additional capital through debt or equity financing.

     Following the Rights Offering, Zapata will not have an obligation to contribute additional funds to us. Although we are not prohibited from raising additional capital by any of the arrangements between Zapata and us, Zapata's rights as the sole holder of our Series A preferred stock may make it difficult for us to raise additional capital in the future. In particular, potential investors may be unwilling to invest in ZAP.COM due to the voting control and 35% minimum equity position afforded to Zapata as the sole holder of our Series A preferred stock. Zapata's voting control may make it more difficult for a third party to acquire us even if a change of control could benefit our stockholders by providing them with a premium over the then current market price of their shares. The 35% minimum equity position may cause a greater dilution to the outstanding common stock held by our stockholders other than Zapata. The 35% minimum equity position will only apply if in the future the ZAP.COM common stock held by Zapata is diluted below 35% of ZAP.COM's common stock as a result of new common stock issuances by us. As a result, the market value, liquidity of our common stock and our ability to issue additional shares (including shares issued to Web publishers who are potential ZAP.COM Network participants) may be adversely affected.

OUR BRAND MAY NOT ACHIEVE THE BROAD RECOGNITION NECESSARY TO SUCCEED

     We believe that broad recognition and favorable perception of the ZAP.COM brand are vital to our success. Development and continued awareness of our brands will depend largely on our success in establishing and maintaining a position as a leading Internet business that operates a high quality network which is valuable to both potential customers, such as advertisers, e-commerce partners and Web publishers who are potential ZAP.COM Network participants. We cannot assure you that we will be able to establish and maintain such a position. In order to promote and maintain our brands, we expect to incur significant expenses. In addition, the development of our brand names depends, to a significant degree, on the protection of our trademarks and trade names, which cannot be assured. See "Risk Factors -- Dependent on Proprietary Rights and Risk of Infringement." If our brand enhancement strategy is unsuccessful, these expenses may never be recovered and we may be unable to realize significant revenue. If we are unable to achieve or maintain a leading Internet position or to promote and maintain our brands, our business, prospects, results of operations and financial condition will be materially adversely effected.

DEPENDENCE ON PROPRIETARY RIGHTS AND RISK OF INFRINGEMENT

     We protect our proprietary rights through a combination of patent, copyright, trade secret and trademark law. We have filed a patent application in the United States which is directed at three different aspects of our business processes. In addition, we intend to file applications with the United States Patent and Trademark Office, and where appropriate, in foreign jurisdictions, to attempt to register trademarks/service marks that we adopt. We currently have pending in the United States Patent and Trademark Office applications for the registration of the "ZAP.COM," "ZAP.COM Network," "ZAP.COM, THE NEXT NETWORK" and "UltraBanner" trademarks/service marks. We cannot assure you that any of our patent or trademark applications will be approved or will not be successfully challenged by others or invalidated through administrative process or litigation. If our trademark/service mark applications are not approved because third parties own similar trademarks/service marks, our continued use of such trademarks/service marks may be prevented or may be restricted unless we enter into arrangements with such third parties which there is no certainty of occurring or being available on commercially reasonable terms. Such patent, trademark/service mark, copyright and trade secret protection may not be available in every country in which our services are distributed or made available.

     In addition, we generally enter into confidentiality agreements with our employees, consultants and corporate partners, and generally control access to and distribution of proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our proprietary information. We cannot assure you that the steps we have taken will prevent misappropriation of our solutions, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

     We plan to collect and utilize data derived from user activity on the ZAP.COM Network and the Web sites of Web publishers participating in our Network. We plan to use this data for ad targeting and delivery of other programming and predicting performance of our Network. We cannot assure you that any trade secret, copyright or other protection will be available for such information.

     Since the validity, enforceability and scope of protection of certain proprietary rights in Internet-related industries is uncertain and still evolving, we cannot assure you that any of our proprietary rights will be viable or of value in the future. Infringement claims may be asserted against us by third parties. We have been, and we expect to continue to be, subject to claims in the ordinary course of our business, including claims of unfair competition, dilution or alleged infringement of the trademark/service marks and other intellectual property rights of third parties by us, the Web publishers participating in the ZAP.COM Network or strategic partners. Claims of this nature and any resulting litigation could subject us to significant liability for damages and could result in the invalidation of our proprietary rights. In addition, even if we prevail, such litigation could be time consuming and expensive to defend, and could result in the diversion of our time and attention, any of which could materially and adversely affect our business, prospects, results of operations and financial condition. Any claims or litigation from third parties may also result in limitations on our ability to use the trademarks/service marks and other intellectual property subject to such claims or litigations unless we enter into arrangements with the third parties responsible for such claims or litigations which may be unavailable on commercially reasonable terms. Current and future competitors of ours or others may adopt product or service names similar to our marks, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect our marks and trade names might have a material adverse effect on our business, prospects, results of operations and financial condition. In addition, we may in the future receive notices from third parties claiming infringement by aspects of our businesses, such as the claim made by LFG d/b/a Zap Futures. See "Business -- Intellectual Property."

     Additional claims, with or without merit, may arise in the future which could result in significant litigation costs and diversion of resources, including the attention of our Management, and require us to enter into royalty and licensing agreements, which could have a material adverse effect on our business, prospects, results of operations and financial condition. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, prospects, results of operations and financial condition.

     In addition, inasmuch as we expect to license a substantial portion of our content from third parties, our exposure to copyright infringement actions, trademark/service mark infringement actions and dilution actions may increase because we must rely upon such third parties for information as to the origin and ownership of such licensed content. We plan to obtain appropriate representations and indemnities to cover such issues; however, we cannot assure you that the representations will be accurate or the indemnities sufficient to compensate for the breach of any such representations.

PATENT

     We have pending one United States patent application directed to a unique Internet-based commerce method and system underlying our business model. We can not assure you that our pending patent application will result in the issuance of patents. If a patent is issued, it is possible that:

     - the patent could be successfully challenged by one or more third parties, which could result in our loss of the right to prevent others from exploiting the invention claimed in the issued patent;

     - if there are variations in the application of our business model claimed in the patent to the products and services we offer in the future, the patent, if issued, may not be effective in preventing one or more third parties from utilizing a copycat business model to offer the same product or service in one or more categories; and

     - our ability to effectively exploit the business model claimed in the patent could be successfully prevented if one or more third parties prevail in an interference action in the U.S. Patent and Trademark Office and thereby obtain priority of invention for the subject matter claimed in our core patent.

     While our pending application is directed to a unique Internet connectivity method, if granted it will not necessarily prohibit competitors from developing and operating Internet businesses that use similar models. It is possible for a competitor to develop and utilize a business model that appears similar to the system described in our patent application, but which has sufficient distinctions that it does not fall within the scope of any patent which may arise from such application.

PROTECTION OF OUR DOMAIN NAMES AND ASSOCIATED GOODWILL IS UNCERTAIN

     The Company holds approximately 50 Internet domain names. There is a possibility of the enactment of laws and/or regulations regarding domain names which could have an adverse effect on the Company's domain names. Further, regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. Therefore, we cannot assure you that ZAP.COM's domain names will not lose their value, or that ZAP.COM will not have to obtain entirely new domain names in addition to or in lieu of its current domain names if reform efforts result in a restructuring in the current system. Therefore, we could lose our domain names or be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names, trademarks/service marks and other proprietary rights.

WE MAY BE SUBJECT TO THE RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS OR INVESTMENTS IN OTHER BUSINESSES

     We may make selective acquisitions or investments in complementary businesses, products, services or technologies. If we buy a company, we could have difficulty in integrating and assimilating that company's operations, technologies, products and personnel. In addition, the key personnel of the acquired company may decide not to work for us. These difficulties could disrupt our ongoing business, distract our Management and employees, increase our expenses and adversely affect our results of operations due to accounting requirements such as amortization of goodwill. Any of these results could adversely affect our business, prospects, results of operations and financial condition.

WE MAY BE UNABLE TO MANAGE OUR GROWTH

     To meet our growth strategy, our operations must rapidly and significantly expand. This is expected to place a substantial strain on our limited Management, operational and financial resources and systems. To integrate all Web sites participating in our Network and to manage the growth of our operations will require the development and implementation of our operational and financial systems, procedures and controls (including financial and other internal management systems) and training, managing and expansion of our employee base. Our Management will also be required to establish and maintain relationships with customers, Web publishers participating in the ZAP.COM Network and strategic partners and to maintain control over our strategic direction in a rapidly changing environment. We cannot provide any assurance that we will be able to effectively manage the expansion of our operations or that the systems we develop and implement or procedures or controls that we adopt will be adequate to support the rapid execution necessary to fully exploit the market opportunity we have identified. Any failure of Management to effectively manage our growth would have a material adverse effect on our business, prospects, results of operations and financial condition.

DEPENDENCE ON OUR KEY PERSONNEL; LACK OF EXPERIENCE

     Our performance is substantially dependent on our senior Management team and key technical personnel. Our senior Management's only experience in managing an Internet related business has been their oversight of the Word and Charged Webzines. They have not had any previous experience managing a network based Internet company. There can be no assurance that our Management will be able to effectively implement our business model. We expect to add key personnel in the near future. Competition for personnel with Internet experience is intense due to the competitive nature of the job market. If we do not succeed in attracting new employees with the appropriate experience and skills or retaining and motivating our current and future employees, our business could suffer significantly.

WE WILL BE SUBJECT TO RISKS ASSOCIATED WITH INTERNATIONAL EXPANSION

     We may pursue in the future international operations and international sales and marketing efforts. International operations are subject to other inherent risks, including:

     - changes in regulatory requirements;

     - reduced protection for intellectual property rights in some countries;

     - potentially adverse tax consequences;

     - general import/export restrictions relating to encryption technology and/or privacy;

     - difficulties and costs of staffing and managing foreign operations;

     - political and economic instability either domestically or internationally;

     - fluctuations in currency exchange rates; and

     - seasonal reductions in business activity during the Summer months in Europe and certain other parts of the world.

WE ARE SUBJECT TO YEAR 2000 RISKS

     Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems and software products will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with such Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance issues. Additionally, the Internet could face service disruptions arising from the Year 2000 problem.

     We are taking actions to ensure that external suppliers and service providers who we engage use systems that will be able to support our needs and, where necessary, interoperate with hardware and software infrastructure that we are acquiring in preparation for the Year 2000. We do not anticipate that any such external suppliers or service providers will experience Year 2000 problems which may result in unanticipated material costs to us. In addition, the ZAP.COM Network site participants may also be impacted by Year 2000 complications. Any failure by our Network participants to make their sites Year 2000 compliant could result in a delivery of programming to the participant and in the participant's operation of its sites. If a material number of Network participants experience such trouble, it could have a material adverse effect on our business, prospects, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

CONTINGENCY PLANS

     ZAP.COM has not yet developed a contingency plan to address situations that may result if it is unable to achieve Year 2000 compliance. The cost of developing and implementing such a plan, if necessary, could be material.

                       RISKS RELATED TO INTERNET INDUSTRY

WE WILL ONLY BE ABLE TO EXECUTE OUR BUSINESS PLAN IF INTERNET USAGE GROWS

     Our future success is highly dependent on an increase in the use of the Internet as a medium for commercial activities, including advertising, direct marketing, for-fee content delivery and other commerce. The Internet market is at a very early stage of development, is rapidly evolving and is characterized by an increasing number of entrants that are introducing or developing competing products and services. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the Internet market is new and evolving, we cannot predict with any assurance the market's size, growth rate or durability.

     Most of our potential Network customers (including advertisers, direct marketers and e-commerce partners) will have only limited experience with the Web as a commercial medium and may not find it to be an effective way to carry-on business. Consequently, they may allocate only limited portions of their budget to Internet based advertising and transaction. The ultimate success of our business model will depend on these potential customers accepting and utilizing the Internet's new and novel emerging method of conducting business and exchanging information.

     The effectiveness of Internet advertising is largely dependent upon the accuracy of profile information contained in the databases used to target advertisements. We cannot be certain that the information in our database will be accurate or that Network customers will be willing to have advertisements targeted by any database containing such potential inaccuracies.

BANNERS MAY BECOME AN INEFFECTIVE METHOD FOR DELIVERING INTERNET PROGRAMMING

     Banners, from which we expect to derive substantially all of our revenues, may not be an effective Internet method in the future. There are currently no widely accepted standards to measure the effectiveness of Internet banners and we cannot be certain that such standards will develop to sufficiently support the use of banners as a significant medium for delivery of information (including advertising and e-commerce opportunities). Potential ZAP.COM Network customers may not accept third party measurements of impressions on ZAP.COM Network Web sites and such measurements may contain errors.

     We cannot be certain that any other Internet solution will be developed or accepted by the market. Even if new methods are developed, we may not be able to take advantage of them. Moreover, "filter" software programs that limit certain banner information from being delivered to a Web site are currently available. Our business could be materially adversely affected if use of filter software becomes widespread. Actual or perceived ineffectiveness of a network of banners in general, or accuracy of measurements or database information in particular, could limit our long-term growth.

FAILURE OF THE WEB INFRASTRUCTURE WOULD HARM OUR BUSINESS

     Our future success substantially depends, among other things, upon the continued expansion and maintenance of the Web infrastructure as a reliable network backbone. This requires the necessary speed, capacity and security, and timely development of enabling products such as high speed modems, for providing reliable Web access and services. We can provide no assurance that the Web infrastructure will continue to be able to support the growing demands placed upon it as the

Web continues to grow in terms of the number of users, the frequency of users and the increased bandwidth requirements such that the performance or reliability of the Web will not be adversely affected by these demands. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity or due to increased governmental regulation. Changes in, or insufficient availability of, telecommunications services to support the Internet could also result in slower response times and adversely affect usage of the Web and the effectiveness of our Network. In fact, the Web has experienced a variety of outages and other delays due to damage to a portion of its Web infrastructure. Any future outages or delays could adversely impact the Web sites of Web publishers participating in the ZAP.COM Network. Any such outages or any other failure of the Internet infrastructure to effectively support the expected growth or delays occur in the Web, could delay the growth of the Internet and our business.

ON-LINE SECURITY BREACHES COULD HARM OUR BUSINESS

     A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. We plan to rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information over our Network. It is possible that advances in computer capabilities, new discoveries or other developments will result in a compromise or breach of the algorithms that we select for this purpose. This could have a material adverse effect on our business, prospects, results of operations and financial condition.

     We may be required to expend significant capital and other resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. The public's concern over the security of Internet transactions and the privacy of users may also inhibit the growth of the Web, especially as a means of conducting commercial transactions. To the extent that our activities or those of third party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could expose us to a risk of loss or litigation and possible liability. We can provide no assurance that our security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business, prospects, results of operations and financial condition.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE

     The Internet industry and its markets for commercial activities are characterized by rapidly changing customer and user requirements, frequent new service or product announcements, introductions and enhancements and evolving industry standards and practices. In addition, these market characteristics are heightened by the apparent need of companies from many industries to offer Internet-based products and services. As a result, our future success will depend on our ability to adopt to rapidly changing technologies, to adapt our service offerings to evolving industry standards and to continually improve the performance, features and reliability of our services in response to competitive service offerings and the evolving demands of the marketplace on a timely and cost-effective basis. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our services or infrastructure. We cannot assure you that we will be successful in using new technologies effectively or adapting the ZAP.COM Network to customers, Network site participants or emerging industry standards. If we are unable to adapt in a timely manner in response to changing market conditions or customer requirements, our business, prospects, results of operations and financial condition would be materially adversely effected.

REGULATORY AND LEGAL UNCERTAINTIES COULD HARM OUR BUSINESS

     There is an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and quality of products and services. Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for ZAP.COM's service, increase ZAP.COM's cost of doing business or otherwise have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition.

            RISKS RELATED TO RIGHTS OFFERING AND STOCK DISTRIBUTION

SUBSCRIPTIONS EXERCISES ARE IRREVOCABLE

     Subscriptions for shares in the Rights Offering will be irrevocable, except in limited circumstances. You will not receive interest on your subscription funds delivered to our Subscription Agent upon the exercise of your Rights pending delivery of such certificates and returns of any excess funds not applied to the purchase of such shares.

DETERMINATION OF SUBSCRIPTION PRICE ARBITRARY

     The subscription price was determined by our Board of Directors and is not based on an independent valuation of the Company or its assets or other recognized criteria of investment value, such as book value, cash flow, earnings or financial condition. The subscription price, therefore, does not indicate that the common stock has a value or can be resold. We cannot assure you that if a trading market develops in our common stock, that the stock will trade at prices in excess of the subscription price at any time after the date of this prospectus. See "The Rights Offering -- Determination of Subscription Price."

THERE HAS BEEN NO PRIOR TRADING MARKET FOR OUR RIGHTS OR COMMON STOCK AND THE MARKET PRICE OF THESE SECURITIES WILL LIKELY BE VOLATILE

     Prior to the closing of the Rights Offering and, if applicable, the Stock Distribution, you could not purchase ZAP.COM common stock publicly. We have applied for quotation of the ZAP.COM common stock on the Nasdaq NM and for listing on the Pacific Stock Exchange. We cannot assure you, however, that either listing will be obtained. If our common stock is not approved for quotation on the Nasdaq NM or for listing on the Pacific Stock Exchange following the closing of the Rights Offering, trading of our common stock would be conducted on an electronic bulletin board established for securities that do not meet the Nasdaq listing requirements or in what is commonly referred to as the "pink sheets." Further, while prior to their expiration, the Rights may be transferred, they will not be listed or traded on any national securities exchange or automated quotation system and, therefore, will be traded in the same way. As a result, an investor may find it more difficult to dispose of, or obtain accurate quotations as to the price of our Rights and common stock.

     We cannot assure you that investors will develop an interest in the Rights or our common stock so that a trading market develops or, if a trading market does develop, how active that trading market will be or whether it will be sustained. The market price of our common stock is likely to be volatile. A number of factors may affect the price and liquidity of our common stock, including:

     - actual or anticipated fluctuations in our quarterly operating results;

     - operating results that vary from expectations as to our future financial performance or changes in financial estimates for us by securities analysts and investors;

     - announcements of technological innovations or new services by us or our competitors;

     - announcements by us or our competitors of significant contracts, acquisitions, strategic relationships, joint ventures, capital commitments, the results of the Rights Offering and the size of our Network;

     - announcements by third parties of significant claims or proceedings against us;

     - future sales or issuances of equity by us;

     - change in the status of our intellectual property rights; and

     - the operating and stock price performance of other comparable companies.

     In addition, our common stock may be followed by few, if any, market analysts and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Also, the stock market in general has experienced extreme price and volume volatility that has especially affected the market prices of securities of many high technology Internet-related companies.

ZAPATA'S CONTROL AND INTERLOCKING DIRECTORS AND OFFICERS CREATE POTENTIAL CONFLICTS OF INTEREST RELATING TO ZAPATA

     Our Series A preferred stock and common stock generally vote as one class on all matters presented to stockholders for consideration. On each stockholder vote, our common stock is entitled to one vote and each share of Series A preferred stock is entitled to 50,000 votes. We have issued all of our authorized Series A preferred stock to Zapata, assuring that Zapata will have voting control of ZAP.COM. As a result, Zapata's directors and officers will be able to control our Management and policies as well as the outcome of substantially all matters submitted to the stockholders for approval, including the election of directors and any proposed merger, liquidation, transfer or encumbrance of a substantial portion of its assets, or amendment to our charter to change our authorized capitalization or otherwise. Zapata will be entitled to retain its ability to control the vote on almost all stockholder votes until ZAP.COM issues more than 500,000,000 shares of its common stock.

     In addition, our executive officers also are directors, officers or employees of Zapata and either own, or hold an option to purchase, equity securities of Zapata. In addition, Malcolm Glazer, who is the father of our President and Chief Executive Officer, Avram Glazer, controls and beneficially owns approximately 44% of Zapata's outstanding common stock. As a result, these executive officers have inherent conflicts of interest when making decisions related to transactions between us and Zapata. Zapata's ability to control matters listed above together with the potential conflicts of interest of certain of our executive officers and our initial director could adversely affect the trading price and liquidity of our common stock. Also, Zapata may delay or prevent a change of control in our Company, even if it would be beneficial to our stockholders. These factors could limit the price that certain investors might be willing to pay for our common stock in the future.

     In addition, those persons serving as both our officers and key employees and those of Zapata have not committed to devote any specific percentage of his business time to us. The competing claims upon each officer's time and energies could divert his attention from our affairs, placing additional demands on our resources. The efforts of all or any of these individuals may not be sufficient to meet both our needs and those of Zapata. If we were deprived of access to certain key members of our management team, or other personnel, or loss access to such services altogether, our business, prospects, results of operations and financial condition could be materially adversely affected. See "Certain Relationships and Related Party Transactions."

     In contemplation of the Rights Offering and Stock Distribution, we will be entering into certain agreements with Zapata, including the Distribution Agreement, the Tax Indemnity Agreement, the Services Agreement and the Registration Rights Agreement for the purpose of defining our on-going relationship with Zapata following the Rights Offering and, if made, the Stock Distribution. We cannot assure you that the terms of these agreements, or the transactions provided for therein, will be effected on terms at least as favorable to us as could have been obtained from unaffiliated third parties.

LIABILITIES AS A MEMBER OF CONSOLIDATED TAX GROUP

     The Company has been and will continue to be through the closing of the Rights Offering, a member of Zapata's consolidated tax group under federal income tax law. If the Rights Offering is fully subscribed, then following the consummation of the Rights Offering, we will no longer be a member of Zapata's consolidated tax group for federal income tax purposes. Each member of a consolidated group for federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Similar rules may apply under state income tax laws. Although we intend to enter into a Tax Indemnity Agreement with Zapata prior to the consummation of the Rights Offering, if Zapata or members of its consolidated tax group (other than us and our subsidiaries) fail to pay tax liabilities arising prior to the time that the Company is no longer a member of Zapata's consolidated tax group or during the tax period including the date on which the Rights Offering is consummated, we could be required to make payments in respect of these tax liabilities and such payments could materially adversely affect the Company's business, results of operations and financial condition. See "Certain Relationships and Related Transactions."

BENEFITS TO INSIDERS

     Prior to the Rights Offering, Zapata owned all of our outstanding shares of common stock. If all of the Rights are exercised, then, following the Rights Offering, Zapata will own beneficially approximately 72% of our outstanding common stock. Using the $8.00 per share price, the aggregate market value of the shares of common stock beneficially owned by Zapata immediately following the Rights Offering will be approximately $288,304,000; Zapata's aggregate purchase price for these shares and the Series A preferred stock will have been approximately $8,036,038. See "Dilution" and "Principal Stockholders."

SOME DIRECTORS TO SERVE AFTER THE RIGHTS OFFERING NOT IDENTIFIED

     We currently have one director, Avram Glazer, who is also an officer and director of Zapata and the President and Chief Executive Officer of ZAP.COM. Mr. Glazer expects to propose the expansion of the Board to five directors and to add additional persons, some of whom will be unaffiliated with Zapata, to fill these new vacancies on the Board of Directors. Therefore, investors do not know the identity of all the persons who will serve on our Board and be responsible for our affairs.

OUR MANAGEMENT HAS BROAD DISCRETION OVER USE OF PROCEEDS OF THIS OFFERING

     All of the net proceeds of the Rights Offering and Zapata's $8,000,000 investment will be available to fund development of the ZAP.COM Network and operating losses and for general corporate purposes. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds to be received upon completion of the Rights Offering. Accordingly, our Management will have broad discretion in the application of the net proceeds. The failure of Management to apply such funds effectively could have a material adverse effect on our business, prospects, results of operations and financial condition. See "Use of Proceeds."

LACK OF DIVIDENDS

     We have paid no dividends on our common stock and we cannot assure you that we will achieve sufficient earnings to pay cash dividends on our common stock in the near future. Further, we intend to retain earnings to fund our operations. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. See "Dividends."

ANTI-TAKEOVER PROVISIONS MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK

     If Zapata were ever to lose voting control over us, certain provisions of our charter and By-Laws could make it more difficult for a third party to gain control of our Company. This would be true even if a change in control might be beneficial to our stockholders. This could adversely affect the market price of the ZAP.COM common stock. These provisions include:

     - the elimination of the right of stockholders to act by written consent;

     - the elimination of the right of stockholders to call special meetings of the stockholders;

     - the creation of a staggered Board of Directors; and

     - the ability of the Board of Directors to designate and issue Preferred Stock without stockholder consent.

SUBSTANTIAL SALES OF OUR COMMON STOCK COULD ADVERSELY EFFECT OUR STOCK PRICE

     Sales of a substantial number of shares of our common stock after the Rights Offering and if made, the Stock Distribution could adversely affect the market price of our common stock by introducing a large number of sellers to the market. Given the likely volatility that will exist for our shares, such sales could cause the market price of our common stock to decline. See "Shares Eligible For Future Sales."

     After the Rights Offering, we will have 50,000,000 shares of our common stock outstanding (including 350,000 shares of restricted stock awarded to the Company's President and Chief Executive Officer) and 755,000 shares of common stock reserved for issuance pursuant to outstanding stock options. All of the shares of common stock to be sold in the Rights Offering or issued in the Stock Distribution if it is made, will be freely tradable without restriction or further registration under the federal securities laws unless acquired by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, as amended. All of the shares acquired by "affiliates" will be "restricted securities" under the Securities Act subject to restrictions on timing, manner and volume of sales of such shares.

     Following the consummation of the Rights Offering, we intend to file a registration statement on Form S-8 under the Securities Act covering 7,250,000 shares of common stock reserved for issuance under the 1999 Incentive Plan and a separate registration statement on Form S-8 covering 250,000 shares of common stock reserved for issuance under the 1999 Directors Plan. This registration statement will automatically become effective upon filing.

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION

     The Rights Offering price is expected to be substantially higher than the net tangible book value of each outstanding share of common stock. Accordingly, purchasers of common stock in the Rights Offering will suffer immediate and substantial dilution. After giving effect to the Rights Offering on a fully exercised basis, the dilution will be $5.84 per share in the pro forma net tangible book value of the common stock from the Rights Offering price. See "Dilution."

                              THE RIGHTS OFFERING

     ZAP.COM is issuing transferable Rights, at no cost, to holders of
outstanding shares of Zapata common stock on             , 1999. Rights will not
be distributed to Zapata stockholders who did not hold Zapata stock as of
            , 1999. Each Zapata stockholder will receive one Right for each
share of Zapata common stock owned on             , 1999.

DETERMINATION OF SUBSCRIPTION PRICE

     Prior to the Rights Offering, there has been no public market for the ZAP.COM common stock. In determining the subscription price, the Company's Board did not employ any valuation formula or obtain an independent valuation of the Company. Rather our Board considered our business potential and prospects and the fact that ZAP.COM is a development stage company. As a result, this price bears no relation to book value, earnings, assets or other generally accepted valuation criteria for corporations. We believe that any valuation of our Company, given its early stage of development, is highly speculative. The actual value or resale value of our common stock may be significantly higher or lower than the purchase price.

EXPIRATION DATE

     The Rights will expire at 5:00 p.m., EST, on             , 1999 unless
extended by ZAP.COM. After expiration, unexercised Rights will be null and void and no longer exercisable by the holder. ZAP.COM will not be obligated to honor any purported exercise of Rights received by the Subscription Agent after the expiration time, regardless of when the documents relating to such exercise were sent. Notice of any extension of the expiration time will be made through a press release issued by ZAP.COM.

SUBSCRIPTION PRIVILEGES

     Basic Subscription Privilege. Each Right entitles you to receive, upon payment of $8.00 to ZAP.COM, one share of ZAP.COM common stock (the "Basic Subscription Privilege"). The Company will send you certificates representing shares that you purchase pursuant to your Basic Subscription Privilege as soon as practicable after the Rights expire.

     Over-Subscription Privilege. Subject to the allocation described below, each Right also grants you an "Over-Subscription Privilege" to purchase at $8.00 per share additional shares of ZAP.COM common stock offered in the Rights Offering that are not purchased by other Zapata stockholders as of the end of the Rights Offering. You are entitled to exercise your Over-Subscription Privilege only if you exercise your Basic Subscription Privilege in full.

     If there are not sufficient shares of ZAP.COM common stock to satisfy all subscriptions pursuant to Over-Subscription Privileges, shares will be allocated pro rata (subject to the elimination of fractional shares) in proportion to the number of shares of ZAP.COM common stock you purchased pursuant to the Basic Subscription Privilege. If, however, the pro rata allocation results in any Zapata stockholder being allocated a greater number of shares than such stockholder subscribed for pursuant to the exercise of such holder's Over-Subscription Privilege, then those additional shares will be allocated among all other Zapata stockholders exercising their Over-Subscription Privileges. After all of the Rights expire and pro rations and adjustments required by the terms of the Rights Offering have been effected, we will send to you certificates representing shares of ZAP.COM common stock you purchase pursuant to your Over-Subscription Privilege as soon as practicable.

     In connection with the exercise of the Over-Subscription Privilege, banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and ZAP.COM as to the aggregate number of Rights that have been exercised and the number of shares that are being subscribed for pursuant to the Over-Subscription Privilege by each beneficial owner on whose behalf the nominee holder is acting.

UNSUBSCRIBED SHARES

     The Company will offer the first 350,000 shares that are not subscribed for as of the end of the Rights Offering at a price of $8.00 per share to persons selected to us. These persons may have a relationship with us or Zapata. We expect to enter into agreements with these person to purchase the unsubscribed shares before the end of the Rights Offering. If there are less that 350,000 unsubscribed shares at the Rights Offering, the number of unsubscribed shares offered to each of these persons will be adjusted accordingly. To the extent that any unsubscribed shares remain unsold after the offer to these persons, such shares will be issued to Zapata pursuant to the Distribution Agreement.

EXERCISE OF RIGHTS BY THE GLAZERS

     In order to have ZAP.COM's common stock be more widely held, Malcolm Glazer, who controls approximately 44% of Zapata's outstanding common stock, has agreed to exercise only 125,000 Rights. In addition, our President and Chief Executive Officer, Avram Glazer, has agreed to exercise only 10,306 Rights. At the closing of the Rights Offering, ZAP.COM will issue to Zapata all shares subject to unexercised Rights and not otherwise purchased as of the close of the Rights Offering. If no Zapata stockholders other than the Glazers (or an entity controlled by them) exercise their Rights, the Company will receive $9,082,448 in gross proceeds from the Rights Offering and the Zapata investment less estimated offering expenses. In contrast, if all Rights are exercised, the gross proceeds to the Company will be $108,896,000. Regardless of the Rights that are exercised, the Company has estimated that the expenses for the offering will be approximately $600,000.

PLAN OF DISTRIBUTION AND SUBSCRIPTION AGENT

     In order to reduce costs and to provide a benefit to Zapata's eligible stockholders, ZAP.COM is making this Rights Offering directly to Zapata stockholders. ZAP.COM will not be paying any commissions or fees in connection with the Rights Offering. However, where shares are held indirectly through a broker, bank or other institution ZAP.COM will reimburse the institutions' reasonable out-of-pocket costs in distributing this prospectus and other materials to beneficial owners of the stock.

     ZAP.COM has appointed its Transfer Agent, American Stock Transfer & Trust Company, to assist with the Rights Offering in the role of Subscription Agent. The Subscription Agent will hold all subscriptions received from Zapata stockholders, and will be responsible for delivering stock certificates and refunds (in the case of oversubscription or cancellation of the Rights Offering) to stockholders. ZAP.COM will pay the fees and expenses of the Subscription Agent in connection with the Rights Offering and, if made, the Stock Distribution.

     You should deliver your Subscription Certificate, payment of the subscription price and Notice of Guaranteed Delivery (if any) to the Subscription Agent. The address to which these documents and payment should be delivered is:

                    American Stock Transfer & Trust Company
                           40 Wall Street, 46th Floor
                            New York, New York 10005
                           Telephone: (718) 921-8200
                           Facsimile: (718) 234-5001

     Funds received in payment of the subscription price for shares subscribed for pursuant to the Over-Subscription Privilege prior to notification by the Subscription Agent of the allocation of the shares will be held in a segregated account pending issuance of such shares. If you are allocated less than all of the shares of ZAP.COM common stock which you have subscribed for pursuant to your Over-Subscription Privilege, the excess funds that you pay to the Subscription Agent in respect of the subscription price for shares not issued will be returned to you by mail without interest or deduction as soon as
practicable after the             , 1999.

     ZAP.Com has also retained Georgeson & Company Inc. to act as information Agent for the Rights Offering and, if made, the Stock Distribution. ZAP.COM will pay the fees and expenses of the Information Agent.

EXERCISE OF RIGHTS

     You may exercise your Rights by delivering to the Subscription Agent, at or
prior to 5:00 p.m., EST, on                , 1999:

     - a properly completed and duly executed Subscription Certificate;

     - any required signature guarantees; and

     - payment in full of $8.00 per share of ZAP.COM common stock to be purchased through the Basic Subscription Privilege and the Over-Subscription Privilege.

     ZAP.COM may reject any subscription documents the Subscription Agent
receives after 5:00 p.m., EST, on                , 1999, regardless of when the
documents were originally mailed.

METHOD OF PAYMENT

     Payments for the shares must be by (a) check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or (b) wire transfer of funds to the account maintained by the Subscription Agent for such purpose. Any wire transfer of funds should clearly indicate the identity of the subscriber who is paying the subscription price by the wire transfer. The subscription price will be deemed to have been received by the Subscription Agent only upon (1) clearance of any uncertified check, (2) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or of any postal, telegraphic or express money order or (3) receipt of good funds in the Subscription Agent's account designated above.
--------------------------------------------------------------------------------

     If paying by uncertified personal check, please note that the funds paid thereby may take up to five business days to clear. Accordingly, holders of Rights who wish to pay the subscription price by means of uncertified personal check are urged to make payment sufficiently in advance of the date on which the Rights expire to ensure that such payment is received and cleared by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.
--------------------------------------------------------------------------------

GUARANTEED DELIVERY PROCEDURES

     If you want to exercise your Rights, but time will not permit your Subscription Certificate to reach the Subscription Agent on or prior to
            , 1999, you may exercise your Rights if you satisfy the following Guaranteed Delivery Procedures:

     (1) You send, and the Subscription Agent receives, payment in full for each share of common stock being purchased through the Basic Subscription Privilege and the Over-Subscription Privilege, on or prior to
                     , 1999;

     (2) You send, and the Subscription Agent receives, on or prior to
                     , 1999, a Notice of Guaranteed Delivery, substantially in the form provided with the attached instructions, from a member firm of a registered national securities exchange or a member of the National

         Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. The Notice of Guaranteed Delivery must state your name, the number of Rights that you hold, the number of shares of common stock that you wish to purchase pursuant to the Basic Subscription Privilege and the number of shares, if any, you wish to purchase pursuant to the Over-Subscription Privilege. The Notice of Guaranteed Delivery must guarantee the delivery of your Subscription Certificate to the Subscription Agent within three OTC trading days following the date of the Notice of Guaranteed Delivery; and

     (3) You send, and the Subscription Agent receives, your properly completed and duly executed Subscription Certificate, including any required guarantees, within three OTC trading days following the date of your Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as your Subscription Certificate at the addresses set forth below, or may be transmitted to the Subscription Agent by facsimile transmission, to facsimile number (718) 234-5001. You can obtain additional copies of the form of Notice of Guaranteed Delivery by requesting it from the Subscription Agent at the address set forth above under "-- Plan of Distribution and Subscription Agent."

SIGNATURE GUARANTEES

     Signatures on the Subscription Certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Exchange Act, subject to the standards and procedures adopted by the Subscription Agent. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations.

     Signatures on the Subscription Certificate do not need to be guaranteed if:

     (1) the Subscription Certificate provides that the shares of common stock to be purchased are to be delivered directly to the record owner of such rights; or

     (2) the Subscription Certificate is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

SHARES HELD FOR OTHERS

     If you hold shares of Zapata common stock for others, such as brokers, trustees or depositories for securities, you should provide a copy of this prospectus to the respective beneficial owners of those shares as soon as possible, ascertain such beneficial owners' intentions and obtain instructions with respect to the Rights. If the beneficial owner so instructs, you should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment.

     If you are a beneficial owner of Zapata common stock held by a holder of record, you should contact the holder and request the holder to effect transactions in accordance with your instructions. Beneficial holders should be aware that brokers or other record holders may establish deadlines for receiving
instructions from beneficial holders significantly in advance of             ,
1999.

AMBIGUITIES IN EXERCISE OF THE RIGHTS

     If you do not specify the number of Rights being exercised on your Subscription Certificate, or if your payment is not sufficient to pay the total purchase price for all of the shares that you indicted you wished to purchase, you will be deemed to have exercised the maximum number of Rights that could be exercised for the amount of the payment that the Subscription Agent receives from you.

     If your payment exceeds the total purchase price for all of the Rights shown on your Subscription Certificate, your payment will be applied, until depleted, to subscribe for shares of common stock in the following order:

     (1) to subscribe for the number of shares, if any, that you indicated on the Subscription Certificate(s) that you wished to purchase through your Basic Subscription Privilege;

     (2) to subscribe for shares of common stock until your Basic Subscription Privilege has been fully exercised; and

     (3) to subscribe for additional shares of common stock pursuant to the Over-Subscription Privilege (subject to any application proration).

Any excess payment remaining after the foregoing allocation will be returned to you as soon as practicable by mail, without interest or deduction.

COMPANY'S DECISIONS BINDING

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by ZAP.COM, whose determinations will be final and binding. ZAP.COM reserves the right, in its sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as ZAP.COM determines in its sole discretion. ZAP.COM reserves the right, in its sole discretion, to reject any purchases not properly submitted or the acceptance of which would, in the opinion of its counsel, be unlawful. Neither Zapata, ZAP.COM, the Information Agent nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

     Any questions or requests for assistance concerning the method of exercising Rights or requests for additional copies of this prospectus should be directed to the Information Agent at (800) 223-2064.

WITHDRAWAL RIGHTS

     ZAP.COM may withdraw the Rights Offering at any time prior to or on
            , 1999, for any reason. If ZAP.COM withdraws the Rights Offering, any funds received from stockholders will be promptly refunded without interest or penalty.
--------------------------------------------------------------------------------

     The instructions accompanying the Subscription Certificate should be read carefully and followed in detail. Do not send Subscription Certificates to Zapata or to ZAP.COM. The method of delivery of Subscription Certificates and payment of the subscription price to the Subscription Agent will be at the election and risk of the Rights holders, but if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment at
or prior to 5:00 p.m., EST, on             , 1999.
--------------------------------------------------------------------------------

METHOD OF TRANSFERRING RIGHTS

     It is anticipated that the Rights will trade in the over-the-counter market until the close of business on the last trading day prior to the expiration of the Rights. There can be no assurance that a market for the Rights will develop, that any market which does develop will be active or can be sustained or as to the prices at which the Rights will trade.

     The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but no fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights). In such event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee. However, notwithstanding the foregoing, the Subscription Agent will reissue Subscription Certificates for the transferred Rights to the transferee, and will reissue Subscription Certificates for the balance, if any, to the holder of the Rights, only to the extent it is able to do so before the expiration of the Rights. To transfer Rights to any person other than a bank or broker, signatures on the Subscription Certificate must be guaranteed by an eligible institution.

     Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should allow a sufficient amount of time prior to the expiration date for (a) the transfer instructions to be received and processed by the Subscription Agent, (b) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (c) the Rights evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof. Neither ZAP.COM nor the Subscription Agent will have any liability to a transferee or transferor of Rights if Subscription Certificates are not received in time for exercise or sale prior to the expiration of the Rights.

     Except for the fees charged by the Subscription Agent (which will be paid by ZAP.COM), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by ZAP.COM or the Subscription Agent.

NO MINIMUM SUBSCRIPTION AND RIGHTS TO TERMINATE OR MODIFY RIGHTS OFFERING

     The Rights Offering is not conditioned upon ZAP.COM's receipt of subscriptions for any minimum number of shares of ZAP.COM common stock. The ZAP.COM Board of Directors, in its sole discretion, may amend the terms and conditions of the Rights Offering at any time prior to the Expiration Date. In the event of such termination, ZAP.COM will return to all eligible Zapata stockholders who exercised their Rights their subscription payments without interest or deduction, as soon as practicable.

NO REVOCATION

     Once you exercise your Basic Subscription Privilege or Over-Subscription Privilege, you may not revoke that exercise.

NO RECOMMENDATION

     An investment in ZAP.COM common stock must be made pursuant to each stockholder's evaluation of such stockholder's best interests. Neither the Board of Directors of Zapata nor the Board of Directors of ZAP.COM makes any recommendation regarding whether stockholders should sell their Rights or whether to exercise such stockholder's Rights.

                             THE STOCK DISTRIBUTION

     The Board of Directors of Zapata has declared a special stock distribution of ZAP.COM common stock to holders of record of Zapata common stock as of the
close of business on                , 1999 pursuant to which between 150,000
shares of ZAP.COM common stock and 1,200,000 shares of ZAP.COM common stock will
be distributed to holders of Zapata common stock as of             , 1999.
Zapata will only distribute these shares to you if as of the close of the Rights Offering, either the number of shares being issued pursuant to exercised Rights or the number of record holders or beneficial owners, as applicable, who will receive shares of ZAP.COM common stock as a result of such exercises is insufficient to meet the listing requirements for either the Nasdaq NM or the Pacific Stock Exchange. The aggregate number of shares that will be distributed and the applicable distribution ratio depends upon the number of Rights which are exercised in connection with the Rights Offering.

     If the number of holders who elect to exercise their Rights prior to the expiration of the Rights is insufficient to meet either the number of record holders required to qualify for listing on the Nasdaq NM or the number of beneficial holders required for listing on the Pacific Stock Exchange, then
Zapata will distribute to persons owning Zapata common stock on                ,
1999 an aggregate of 150,000 shares of ZAP.COM common stock. If this Stock Distribution is made, you will receive approximately .0063 shares of ZAP.COM common stock for each share of Zapata common stock that you owned on
               , 1999. For our common stock to be eligible for quotation on the Nasdaq NM, we must have at least 400 holders of our common stock; for our common stock to be eligible for trading privileges on the Pacific Stock Exchange, we must have at least 500 beneficial holders of our common stock. As of the date of this prospectus, Zapata has approximately 7,051 holders of record of its common stock and approximately 28,335 beneficial owners of its common stock.

     For ZAP.COM's common stock to be eligible for listing on the Nasdaq NM, we must have at least 1,200,000 shares outstanding and held by non-affiliates for ZAP.COM's common stock to be eligible for listing on the Pacific Stock Exchange, we must have at least 1,000,000 shares of common stock outstanding and held by non-affiliates. If upon expiration of the Rights, Rights holders (other than Zapata, Malcolm Glazer, Avram Glazer or an entity controlled by the Glazers) have not exercised Rights for the purchase of at least 1,200,000 shares of our common stock, then we will distribute so many shares of our common stock as will, when distributed together with those shares being issued in connection with the Rights Offering, result in our common stock meeting the listing eligibility requirements of the Nasdaq NM and the Pacific Stock Exchange. If circumstances require Zapata to make the Stock Distribution in order to meet non-affiliate outstanding share requirements, Zapata will not distribute less than 150,000 shares of ZAP.COM common stock. For example, if 600,000 Rights are exercised prior to the expiration of the Rights (excluding Rights exercised by the Glazers or any entity controlled by them), then we will issue 400,000 shares of our common stock to Zapata, which will, in turn, distribute those shares to
persons owning Zapata stock on                , 1999. This would result in you
receiving approximately 0.0168 shares of ZAP.COM common stock for each share of
our common stock held by you on                , 1999.

MANNER OF EFFECTING THE STOCK DISTRIBUTION

     If a Stock Distribution is made, shares of ZAP.COM common stock being distributed, at Zapata's request, will be delivered by ZAP.COM to the Stock Distribution Agent for transfer and distribution to eligible Zapata stockholders. In such event, the Stock Distribution Agent will deliver the certificates to eligible Zapata stockholders simultaneously with the issuance of shares to stockholders who have exercised their Rights and the issuance of any shares to purchasers selected by the Company. Fractional shares of ZAP.COM common stock will not be issued in the Stock Distribution and instead a cash payment will be made in lieu of such fractional shares. The amount of the payment will be based on a price of $8.00 per share.

RIGHTS TO TERMINATE OR MODIFY THE STOCK DISTRIBUTION

     The Stock Distribution does not require stockholder approval and the Zapata Board of Directors may abandon, defer or modify the Stock Distribution prior to 11:59 p.m., EST, on the day immediately preceding the closing of the Rights Offering. Zapata's stockholders will not be entitled to appraisal rights in connection with the Stock Distribution and related transactions described herein at any time.

     No holder of Zapata common stock will be required to pay any cash, exchange their Zapata shares or tender any other consideration for the shares of ZAP.COM common stock received in the distribution. The Stock Distribution will not affect the number of, or the rights attaching to outstanding shares of Zapata common stock. All shares of ZAP.COM common stock issued in the Stock Distribution will be fully paid and non-assessable and the holders of those shares will not be entitled to preemptive rights. See "Description of Securities -- Common Stock."

INFORMATION AGENT

     The Company has appointed Georgeson & Company Inc. to act as the Information Agent for the Rights Offering and, if made, the Stock Distribution. The Company will pay the fees and expenses of the Information Agent from certain liabilities that it may incur in connection with the Rights Offering and, if made, the Stock Distribution.

     If you have questions or need assistance concerning the procedure for exercising Rights or concerning the Stock Distribution, or if you would like additional copies of this prospectus, the Instructions or the Notice of Guaranteed Delivery, you should contact the Information Agent.

                            Georgeson & Company Inc.
                               Wall Street Plaza
                            New York, New York 10005
                                 (800) 223-2064
                 Banks and Brokers call collect (212) 440-9800

STATE AND FOREIGN SECURITIES LAW

     The Rights may not be exercised by any person, and neither this prospectus, the Subscription Certificate nor the Stock Distribution shall constitute an offer to sell or a solicitation of an offer to purchase any shares of ZAP.COM common stock in any jurisdiction in which such transactions would be unlawful. No action has been taken in any jurisdiction outside the United States to permit offers and sales of the Rights or the offer, sale or distribution of the shares of ZAP.COM common stock. Consequently, ZAP.COM may reject subscriptions pursuant to the exercise of Rights by any holder of Rights outside the United States, and ZAP.COM may also reject subscriptions from holders in jurisdictions within the United States and Zapata may refuse to distribute Rights or shares of ZAP.COM common stock to any eligible Zapata stockholders if ZAP.COM or Zapata should determine that it may not lawfully issues shares to such holders, even if it could do so by qualifying the shares for sale or by taking other actions in such jurisdictions.

                                USE OF PROCEEDS

     The gross proceeds to be received by ZAP.COM from the Rights Offering depends on the number of Rights exercised. There is no minimum number of shares that must be purchased for the Rights Offering to close. Malcolm Glazer, on behalf of an entity controlled by him, and Avram Glazer have agreed to exercise Rights for the purchase in the aggregate of 135,306 shares of ZAP.COM common stock. Accordingly gross proceeds to ZAP.COM from the Rights Offering, ranges from approximately $1,082,448 if no shares are purchased other than by the Glazers to approximately $108,896,000 if all of the Rights are exercised. Except for the Rights which the Glazers have agreed to exercise, no assurance can be given as to the actual number of Rights that will be exercised. Regardless of the number of Rights that are exercised, the Company has estimated that the expenses for the offering and related transactions will be approximately $600,000.

     ZAP.COM intends to use the net proceeds that it receives from Zapata's $8,000,000 equity contribution and the Rights Offering to fund development of the ZAP.COM Network and anticipated operating losses and for other general corporate purposes. ZAP.COM may also use a portion of these net proceeds to acquire or invest in Web sites or complimentary businesses, although the Company does not have any specific understanding, agreement, plan or proposal with respect to any such transaction. Thus, at the present time, the Company has not determined the specific use for the net proceeds of Zapata's investment or the Rights Offering. Accordingly, ZAP.COM's Management will have broad discretion in the application of the net proceeds. See "Risk Factors -- Our Management Has Broad Discretion Over Use of the Proceeds of This Offering."

     Pending use, ZAP.COM intends to invest the net proceeds from the Rights Offering in government securities.

                                DIVIDEND POLICY

     ZAP.COM has not declared or paid any cash dividends on its capital stock since its inception and does not expect to pay any cash dividends in the foreseeable future. ZAP.COM currently intends to retain future earnings, if any, to finance the expansion of its business.

                                    DILUTION

     As of February 28, 1999, ZAP.COM had a negative net tangible book value available to common stockholders of approximately $149,568, or approximately $.004 per share of common stock. Net tangible book value per share of common stock represents the amount of ZAP.COM's tangible assets less total liabilities, divided by 36,038,000 shares. At February 28, 1999, ZAP.COM's pro forma net book value available to common stockholders would be $108,182,810 or $2.16 per share after giving effect to the sale of all 13,612,000 shares of common stock offered in the Rights Offering at $8.00 per share as of such date less estimated offering expenses of $600,000. This represents an immediate increase in the pro forma net tangible book value available to common stockholders of approximately $2.16 per share of ZAP.COM common stock to Zapata, as ZAP.COM's sole stockholder prior to the Rights Offering, and an immediate dilution of $5.84 per share to investors purchasing shares in the Rights Offering. The following table illustrates this per share dilution to new investors:

Rights Offering exercise price per share....................           $8.00
                                                                       -----
  Net tangible book value per common share as of February
     28, 1999 prior to the Rights Offering..................  $(.004)
                                                              ------
  Increase in net tangible book value per common share
     resulting from the Rights Offering (assuming that it is
     fully subscribed)......................................  $ 2.16
                                                              ------
Pro Forma net tangible book value per common share as of
  February 28, 1999 after the Rights Offering (assuming that
  it is fully subscribed)...................................           $2.16
                                                                       -----
Dilution to new ZAP.COM common stockholders.................           $5.84
                                                                       =====

                                 CAPITALIZATION

     The following table sets forth the capitalization of ZAP.COM as of February 28, 1999 on a pro forma basis to give effect to Zapata's $8,000,000 investment and as adjusted to give effect to (1) the exercise by the Glazers (or an entity controlled by them) of 135,306 Rights and (2) the maximum exercise by eligible Zapata stockholders of 13,612,000 Rights, in each case less estimated offering expenses of $600,000. The data set forth below should be read in conjunction with the Financial Statements and related Notes included elsewhere in this prospectus.

                                                         FEBRUARY 28, 1999
                                      --------------------------------------------------------
                                                                           PRO FORMA
                                                                  ----------------------------
                                                                  AS ADJUSTED     AS ADJUSTED
                                       ACTUAL    PRO FORMA(1)       MINIMUM         MAXIMUM
                                      --------   ------------     -----------     ------------
Stockholders' equity (deficit):
  Preferred Stock, $0.01 par value,
     150,000,000 shares
     authorized.....................
     Series A Preferred Stock, $0.01
       par value, 10,000 shares
       designated; no shares issued
       and outstanding actual;
       10,000 shares issued and
       outstanding pro forma and pro
       forma as adjusted minimum and
       maximum......................        --    8,000,000       $7,986,524(2)   $  8,000,000(3)
  Common stock, $0.001 par value;
     1,000,000,000 shares authorized
     and 36,038,000 issued and
     outstanding actual; 50,000,000
     shares issued and outstanding
     pro forma and pro forma as
     adjusted minimum and maximum
     (4)(5).........................        10       36,038           50,000            50,000
Additional paid-in capital(6).......        --           --          482,313       108,282,388
Deficit accumulated during the
  development stage.................  (149,578)    (149,578)         (149,578)        (149,578)
                                      --------    ---------       ----------      ------------
Total stockholders' equity
  (deficit).........................  (149,568)   7,886,460        8,369,259       116,182,810
                                      ========    =========       ==========      ============

---------------
(1) In addition to Zapata's $8 million investment, pro forma also reflects an additional capital contribution by Zapata of $36,028 as if it occurred on February 28, 1999. Zapata has made this additional contribution in order to meet stated capital requirements under Nevada law.

(2) This figure represents Zapata's $8,000,000 investment in ZAP.COM which is allocated $7,986,524 to the Series A preferred stock and $13,476 to the 13,476,694 shares of common stock that would be issued to Zapata if only the Glazers (or an entity controlled by them) exercise their Rights. See "Relationship Between Zapata and ZAP.COM -- Formation and Funding."

(3) If all of the Rights are exercised by eligible Zapata stockholders, then ZAP.COM will not be obligated to issue Zapata any shares of common stock and Zapata's entire $8,000,000 investment will be paid in consideration for the Series A preferred stock issued to Zapata. See "Relationship Between Zapata and ZAP.COM -- Formation and Funding."

(4) Under the Distribution Agreement to be entered into by Zapata and ZAP.COM, simultaneously with the closing of the Rights Offering, ZAP.COM will issue to Zapata all shares of ZAP.COM common stock unpurchased as of the closing of the Rights Offering. Accordingly, the number of outstanding shares of common stock will be 49,650,000 regardless of the number of Rights exercised. The remaining 350,000 shares represent those shares which will be issued to the Company's President and Chief Executive Officer pursuant to a restricted stock award under the 1999 Incentive Plan. The amount of paid-in-capital and additional paid-in-capital varies depending on the number of Rights that are exercised. See "Relationship Between Zapata and ZAP.COM -- Formation and Funding."

(5) Excludes an aggregate of 7,500,000 shares of common stock reserved for issuance under the 1999 Incentive Plan and the 1999 Directors Plan, of which 755,000 shares are reserved for options granted under the 1999 Incentive Plan with an exercise price of $5.00 per share, and includes an award of 350,000 shares of restricted stock granted to the Company's President and Chief Executive Officer. See "Management -- Stock Option Plans." Also excludes shares of Common Stock issuable upon Zapata's transfer of its Series A preferred stock which will only occur if at the time of transfer, the ZAP.COM common stock held by Zapata constitutes less than 35% of all outstanding common as a result of dilution. See "Description of Securities -- Series A Preferred Stock."

                            SELECTED FINANCIAL DATA

     The selected financial data set forth below for the period from April 2, 1998 (date of inception) through February 28, 1999 are derived from the audited financial statements of the Company. The audited balance sheet as of February 28, 1999 and the related statements of operations, stockholder's deficit and cash flows and the related notes thereto are included elsewhere in this prospectus. The following information should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                PERIOD FROM APRIL 2, 1998
                                                                   (DATE OF INCEPTION)
                                                                         THROUGH
                                                                    FEBRUARY 28, 1999
                                                                -------------------------
Revenues....................................................                   --
Expenses:
  General and administrative................................              149,578
                                                                        ---------
Loss before income taxes....................................              149,578
                                                                        ---------
Benefit from income taxes...................................                   --
                                                                        ---------
Net loss....................................................            $(149,578)
                                                                        =========
Per share data (basic):
  Net loss per share........................................            $ (149.58)
                                                                        =========
Average common shares and common share equivalents
  outstanding...............................................                1,000
                                                                        =========

                                                                 AS OF FEBRUARY 28, 1999
                                                                -------------------------
Balance sheet data:
  Property and equipment....................................               39,588
  Total liabilities.........................................              189,156
  Total stockholder's deficit...............................             (149,568)

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

OVERVIEW AND RESULTS OF OPERATIONS

     From inception on April 8, 1998 through February 28, 1999, the Company has operated as a wholly-owned subsidiary of Zapata. During this period, ZAP.COM's operations have consisted of organizational activities, research and analysis with respect to the Internet industry, efforts to refine ZAP.COM's business model and strategy, and the exploration of certain strategic relationships. ZAP.COM generated no revenues during this period and has incurred expenses and an operating loss of approximately $150,000, consisting primarily of payroll, legal and consulting fees. Since its inception, Zapata has provided the Company with all of the administrative personnel and services which it has required.

     The Company intends to develop an Internet network of banners. The Company expects that following the Rights Offering and, if made, the Stock Distribution it will significantly increase the levels of its expenditures. Further, during this period, the Company will recognize approximately $1,750,000 of non-cash charges as a result of the 350,000 shares of restricted stock granted to the Company's President and Chief Executive Officer during April 1999. The Company also anticipates that it will have significant charges against earnings from the consideration to be paid Web sites who join the ZAP.COM Network, although the Company does not currently have any agreement, understanding or arrangement with any Web publisher to join the Network. See "Risk Factors -- We Expect to Have Significant Amortization Expense." Until the Company begins to recognize significant revenue from operations, the Company will be considered in the development stage.

LIQUIDITY AND CAPITAL RESOURCES

     As of February 28, 1999, ZAP.COM had no cash or cash equivalents. Further, ZAP.COM does not presently have a source of revenues and it does not expect to begin recognizing revenues until the ZAP.COM Network has grown to a size which makes sales commercially feasible. There can be no assurance as to when ZAP.COM will commence sales or begin to recognize revenues.

     Simultaneously with the closing of the Rights Offering, Zapata will contribute to ZAP.COM in cash $8,000,000. ZAP.COM estimates that it will receive gross proceeds from the Rights Offering of between approximately $1,082,448 and $108,896,000 depending on the number of Rights that are exercised, in each case less offering expenses estimated to be approximately $600,000. ZAP.COM expects to use the funds that it receives from Zapata's investment and the Rights Offering to fund development of the ZAP.COM Network and anticipated operating losses and for general corporate purposes. See "Use of Proceeds."

     Depending on the amount of the funds received by the Company in the Rights Offering, the Company may have to delay, scale back or eliminate some or a substantial amount of its planned activities. Nevertheless, the Company expects to incur significant negative cash flow from operations for at least the next 12 months. The Company, however, expects that the proceeds from the Zapata investment and the Rights Offering if only the Glazers exercised their 135,306 Rights will be sufficient to support the Company's growth and operations during at least this 12 month period.

     As part of its business strategy, the Company plans to make payments of cash, common stock or combination of cash and common stock to Web Publishers who join the ZAP.COM Network. See "Risk Factors -- To the Extent That the Growth of the ZAP.COM Network is Financed with Equity, Investors Are Likely to Experience Significant Dilution." If Web Publishers are unwilling to accept ZAP.COM common stock and ZAP.COM does not raise sufficient funds from Zapata's investment and the Rights Offering to fund these payments, the Company may need to raise additional funds. There can be no assurance that ZAP.COM will be able to do so, particularly given the terms of the ZAP.COM Series A preferred stock, or, if it can, that it will be able to do so on terms that it deems acceptable. See "Risk Factors -- We May Be Unable to Meet Our Future Capital Needs." Failure of

ZAP.COM to raise funds required to support its operations would have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition and could result in a complete loss in the value of the ZAP.COM common stock issued pursuant to exercised Rights or in the Stock Distribution.

YEAR 2000

     Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems and software products will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities.

     State of Readiness. The only software and hardware currently employed by the Company consist of a financial accounting package and two servers, all of which are Year 2000 compliant. The Company plans to assess the Year 2000 readiness of the information technology ("IT") systems that it will be acquiring, including the hardware and software that enable the Company to provide and deliver its solutions, and its non-IT systems. Prior to purchasing any such hardware or software, it will assess, with the help of consultants, whether such components will properly recognize dates beyond December 31, 1999. The Company does not anticipate that any hardware or software that it will purchase or license will have material problems in this regard as it will only purchase or license current versions of hardware and software provided by major vendors. Moreover, the Company plans to secure appropriate contractual assurances from its software and hardware vendors that their software and hardware solutions are Year 2000 compliant. Further, the Company plans to conduct a Year 2000 simulation once the Company's entire IT system and operating infrastructure is in place.

     In addition, the ZAP.COM Network site participants may also be impacted by Year 2000 complications. Any failure by our Network participants to make their sites Year 2000 compliant could result in a delivery of programming to the participant and in the participant's operation of its sites. If a material number of Network participants experience such trouble, it could have a material adverse effect on our business, prospects, results of operations and financial condition.

     Costs. To date, ZAP.COM has not incurred any expenditures in connection with identifying or evaluating Year 2000 compliance issues. The Company, however, expects to incur operating costs associated with time spent by employees in the IT system evaluation process and Year 2000 compliance matters generally. ZAP.COM does not expect these future expenses to be material.

     Risks. ZAP.COM is not currently aware of any Year 2000 compliance problems relating to the IT or non-IT systems which it plans to employ that would have a material adverse effect on its business, prospects, results of operations and financial condition. There can be no assurance that ZAP.COM will not discover Year 2000 compliance problems in hardware or software that it acquires which will require substantial revisions or replacements, all of which could be time consuming and expensive. The failure of ZAP.COM to fix or replace third party software, hardware or services on a timely basis could result in lost revenues, increased operating costs, the loss of customers and other business interruptions, any of which could have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition. Moreover, the failure to adequately address Year 2000 compliance issues in its IT and non-IT systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time consuming to defend.

     In addition, there can be no assurance that governmental agencies, utility companies, Internet access companies, third party service providers and others outside ZAP.COM's control will be Year 2000 compliant. The failure by such entities to be Year 2000 compliant could result in a systemic failure beyond the control of ZAP.COM, such as a prolonged Internet, telecommunications or electrical failure, which could also prevent ZAP.COM from delivering its services to its customers, decrease the use of the Internet or prevent users from accessing the Web sites of its Web publisher customers, which could have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition.

     Contingency Plan. ZAP.COM has not yet developed any Year 2000 contingency plans. The results of ZAP.COM's Year 2000 simulation testing and the responses received from third party vendors and service providers will be taken into account in determining the nature and extent of any contingency plans which it develops.

                                    BUSINESS

     Zapata founded ZAP.COM Corporation in April 1998 to create and operate a leading Internet network with global market reach. The Company plans to pursue this goal by building the ZAP.COM Network(TM), which will be a branded global network of ZAP.COM banners displayed throughout Web sites owned and operated by third parties. Our goal is to develop the ZAP.COM Network into a leading advertiser and e-commerce platform.

     To date, our operations have consisted exclusively of organizational activities, research and analysis with respect to Internet industry opportunities, the creation of our business model and the exploration of certain strategic relationships. As of the date of this prospectus, we do not have any significant assets or a network in place and we have not formally entered into any strategic relationships or generated any revenues. Therefore, to a significant extent, the description of our business in this prospectus is based on our business model and relates mostly to activities in the planning and early execution stages.

     ZAP.COM believes that this new structure will provide a significant competitive advantage by combining the benefits of a potentially large and wide reaching Company-owned network with the individual creative talents of the participating Web publishers. ZAP.COM further believes that this unique structure will be attractive to Web publishers because of their ability to receive a direct economic benefit while retaining ownership and control of all aspects of their Web site not involving the ZAP.COM banner.

     ZAP.COM plans to aggressively build the ZAP.COM Network. In the future, ZAP.COM may also acquire or establish strategic relationships with Internet service companies capable of enhancing its Internet resources, electronic commerce companies and traditional companies which have attractive electronic commerce opportunities, such as broadcasting, media, entertainment and communications companies. As of the date of this prospectus, ZAP.COM has no specific plans, proposals, arrangements or understandings with respect to the acquisition of any rights from any specific Web publisher.

     ZAP.COM may use cash, common stock or other securities or a combination of such consideration to attract websites to its network. The Company's ability to use its common stock depends to a large extent on the development of a trading market and sufficient interest of the potential Web publisher in the Company's common stock. ZAP.COM's ability to use cash will depend upon the success of the Rights Offering. There is no assurance that such a market will develop or that the Rights Offering will raise a sufficient amount of cash to fund the growth of the ZAP.COM Network required for ZAP.COM to commence commercial sales or to attract a sufficient number of customers to make ZAP.COM viable. The trading market in its common stock or the failure of a sufficient number of Rights to be exercised would have a material adverse impact on ZAP.COM's business, prospects, results of operations and financial condition.

     To implement its business model, ZAP.COM plans to pursue the following key elements:

          Build ZAP.COM Network. In order to reach a substantial audience, ZAP.COM will seek to aggregate a significant number of Web sites for its network. ZAP.COM intends to pursue Web sites that have appealing and diverse content and a significant number of unique users.

          Build Multiple Revenue Streams. ZAP.COM intends to seek revenue from multiple sources, including advertising, commerce and other commercial activities. ZAP.COM intends to achieve its revenue objectives by: (1) generating advertising revenues through the establishment and expansion of a customer base, establishing the ability to target advertisements to demographically distinct groups, creating a large number of page views on its Network by adding a large number of Web sites which have minimum levels of traffic to the Network, securing advertising contracts and investing in ad serving and ad targeting technology; (2) creating revenue-sharing commerce relationships; and (3) entering into relationships with third-party content providers that pay ZAP.COM for access to its Network.

          Establish and Build Brand Loyalty. ZAP.COM intends to aggressively promote and advertise ZAP.COM and the ZAP.COM Network brand names, products and services in order to create and increase the awareness of potential customers. ZAP.COM plans to pursue this strategy through a variety of marketing and promotional techniques, which may include advertising on-line and through traditional media, conducting an on-going public relations campaign and developing business alliances and relationships.

          Develop Strategic Relationships. ZAP.COM intends to develop strategic relationships with third parties that will facilitate the execution of its business plan, such as sales organizations, advertising agencies, Web developers, site content managers, site hosts, content providers, e-commerce and traditional businesses and other organizations. While ZAP.COM may develop the ability to render some of these services internally, it also intends to continue developing strategic relationships to assure itself of adequate access to such services for the foreseeable future.

          Create a Superior Economic Model. ZAP.COM believes that its business model, has inherent economic advantages over other Web-based networks. This structure reduces the risk of network participant turnover, maximizes the flexibility of banner use for promotional and commercial activities and creates a potentially favorable cash flow model due to ZAP.COM's right to retain all Network generated fees and commissions while alleviating it of the expenses and organizational complexities of operating and supporting participating Web sites. ZAP.COM believes that this strategy will result in a highly scalable business platform, from which it can generate revenues from multiple sources, including advertising, commerce and other commercial activities.

INDUSTRY

     The Internet's rapid growth since its first commercialization in the late 1980's, is expected to continue for the foreseeable future. The Company believes that the number of Web users will grow from 78 million in the United States and over 159 million Web users world wide in March 1999 to over 132 million in the United States and over 325 million world wide by the end of 2000. In addition, due in part to the Web's open nature, the number of Web sites has been proliferating at a rapid pace. The Company believes that as of December 1998, the number of Internet domains (.com, .net, .edu and .org) has grown to approximately 4.5 million.

     With the explosion in the number of users and Web sites, the Internet has emerged as a significant communications medium. This has resulted in more and more businesses using the Internet as a sales and distribution channel for commercial activities and as an information resource. To date, commercial applications on the Internet have involved mostly commerce, advertising and direct marketing.

     E-commerce has grown both as a result of the increase in the traffic and the types of products and service being distributed over the Internet. Consumers now trade securities, pay bills and purchase airline tickets and consumer goods over the Internet. The Company believes that this growth is expected to continue with a projected increase in e-commerce sales from an estimated $3.7 billion in 1998 to $10.0 billion in 2000.

     Dissemination of content, such as newspapers, magazines and journals, through the Web has also experienced significant growth because of both the growing popularity of the medium and the attractiveness of Web-based advertising to the content publishers' customers. Web-based advertising provides advertisers with the ability to target their messages to select audiences with specific interests and characteristics and to quickly modify a program's cost effectively in response to information received from dialogue with customers. The Web also allows the measurement of the effectiveness and response rates of advertisements and the tracking of the demographic characteristics of Web users, which tend to have attractive profiles. These valuable tools have not been lost on traditional advertisers, such as consumer products companies and automobile manufacturers, who are beginning to use online advertising. These unique capabilities are expected to continue the growth in Internet advertising. The Company believes that the dollar value of Internet advertising in the United States will increase from an estimated $2.1 billion in 1998 to $7.1 billion in 2002.

     Internet-based direct marketing is another commercial activity that has experienced rapid growth. The Internet allows point-of-sale promotions to be targeted to consumers and better evaluated based on the response rate of consumers (e.g., number of leads, number of sales or transactions as a percentage of promotions viewed, etc.). Direct marketers have the opportunity through the Internet to increase consumer response rates and decrease costs-per-transaction by high impact targeting and delivering of their campaigns. This can be much more cost efficient to the direct marketer than traditional mediums. The Company believes that $163 billion was spent on direct marketing initiatives in the United States in 1998.

     While the Web offers numerous opportunities, most on-line commercial users face a number of significant challenges to realizing the potential of the Internet for their use. These challenges arise from the breadth of content available on the Web and the costs of transacting individually with a number of smaller, but desirable sites in order to reach a larger on-line audience. In addition, special analytical tools are necessary to evaluate and optimize the effectiveness of information delivery and to target appropriate users. Commercial users also find that many individual Web sites lack the technology to deliver information to a broad reach of Internet users. Commercial users seek to overcome these challenges by outsourcing their Web site placement needs to third parties whose business is to coordinate the sale of the on-line inventory of a number of unrelated Web sites.

     Web publishers face equally daunting challenges in capitalizing on the economic opportunities presented by the Web. Typically, Web publishers attempt to support, or profit from, their Web sites by selling Internet advertising or other commercial uses of their inventory of Web site space. Many Web publishers, however, find this difficult because they do not have the resources necessary to employ, train and manage a sales force or to compete for experienced personnel in this highly competitive environment. Further, many Web publishers cannot afford, or do not have the ability to operate and maintain, the servers and technology necessary for targeted information delivery. As a result, many Web publishers are unable to secure advertising from, or to service those persons who purchase on-line inventory. As a result, many Web publishers seek to outsource sales of their on-line inventory.

     Several business models have evolved to address the challenges faced by both commercial users of the Internet and Web publishers. These models generally focus on centralizing the point of sale to the Web sites in one entity, which creates synergies for, and streamlines distribution and marketing operations of, participating Web sites and provides for more effective placement of the commercial users' advertising or other information.

     One business model involves sales organizations that coordinate and facilitate the distribution of a customer's advertising banner over a network of third party sites for a limited duration. Some Internet search and navigational sites as well as large content aggregators employ a model, which involves the distribution of advertising banners over a family of Web sites owned by them. A third model which has developed is the "associate program" in which any Web publisher receive a referral fee for purchases originating from the publisher's Web site from a button that hyperlinks to the Web publisher's e-commerce site.

THE ZAP.COM SOLUTION

     ZAP.COM has developed a business model that it believes addresses both the challenges faced by commercial users and Web publishers in a unique and effective manner. This model is similar to existing business models in that it involves the creation of a network. It differs in that ZAP.COM will own and have exclusive rights to space on a third party Web site, while the site's publisher will retain the rights to all other aspects of its Web site.

THE ZAP.COM NETWORK

     ZAP.COM's goal is to aggressively assemble a large network of websites that will become part of the ZAP.COM network through the payment of cash, the issuance of equity or a combination of cash and equity. The Web publisher will recognize taxable income to the extent of the purchase price paid for the display rights. This may be unattractive to certain candidates for the ZAP.COM Network.

     ZAP.COM's ability to attract a significant number of web publishers to the ZAP.COM Network will largely depend upon the success of the Rights Offering and the development of an orderly trading market in its Common Stock. There can be no assurance that either of these events will occur and if either do not occur, ZAP.COM's ability to execute its business plan will be materially adversely effected. To the extent that ZAP.COM issues significant amounts of stock in connection with these transactions, existing stockholders will experience dilution. These acquisitions will negatively impact earnings due to significant non-cash charges against charges over a short period time.

WEB PUBLISHER RECRUITING

     ZAP.COM's Management will be dedicated to rapidly building the ZAP.COM Network. ZAP.COM believes there are a number of Web sites which are viable candidates for the ZAP.COM Network program. The Company believes that as of December 1998, over 4.5 million internet domains existed. Although some highly desirable sites have already entered into network arrangements with third parties which commits their on-line inventory, ZAP.COM believes that many of these arrangements are non-exclusive or are terminable by Web publishers and, therefore, these sites may also be candidates for the ZAP.COM Network.

     ZAP.COM anticipates that the ZAP.COM Network will be attractive to Web publishers because it may, among other things, allow them to:

     - recognize direct value for their audience without giving up ownership or editorial control of their Web sites other than the ZAP.COM banner.

     - maximize value of their Web sites to potential customers and acquirers through increased traffic through cross-promoting and cross-linking with the ZAP.COM Network;

     - provide participating Web publishers with payments which may be reinvested in their Web sites; and

     - have the opportunity to participate in ZAP.COM's potential future appreciation if they receive ZAP.COM common stock as part of the consideration for joining the ZAP.COM Network.

This should also be attractive to Web publishers who do not have, or have limited, internal sales, billing, tracking and reporting capabilities. It also alleviates the Web publisher from the start-up and fixed costs associated with establishing, maintaining, upgrading and operating the necessary servers to deliver advertising or otherwise make their Web sites available for commercial purposes.

     ZAP.COM does not intend to recruit or limit participation in its Network to any particular type of Web site. In order to be eligible for participation in the ZAP.COM Network, an applicant must own Web sites, which meet minimum unique viewer requirements and do not display illegal content.

     ZAP.COM expects a significant number of Web publishers to apply for participation in the ZAP.COM Network. ZAP.COM, however, has been unable to confirm this due to limitations imposed by the confidential nature of this business concept prior to the filing of its initial registration statement. There can be no assurance that any Web sites will seek to participate in the ZAP.COM Network or that if any do, that a sufficient number that would permit ZAP.COM to successfully execute its business plan.

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

PRODUCTS AND SERVICES

     ZAP.COM will maintain a home page, which will be the central point of ZAP.COM's Web properties and the ZAP.COM Network. The ZAP.COM home page is expected to offer portal site functionalities, including content on topics of general interest such as news, sports, entertainment, weather, politics, finance, current events and travel, community, such as bulletin boards and chat sessions, and search and auction capabilities. ZAP.COM anticipates entering into standard content provider agreements to support its home page content and functionality.

     As the ZAP.COM Network grows, ZAP.COM plans to divide the participating Web sites into channels that segregate sites according to topic or audience groups. ZAP.COM will also seek to design its network so that customers can benefit from the dynamic matching, targeting and delivering functionality available on the technology which it will seek to develop, acquire or license. If successful, customers should be able to customize their delivery on the ZAP.COM Network within specific categories of interest, on specific Web sites, or by targeting based on a variety of factors, including user interest, organization type, keyword choice and user geographical location.

     ZAP.COM's main product will initially be its banner, which is displayed on Web sites participating in the ZAP.COM Network. ZAP.COM plans to display a variety of content on these banners. The content on ZAP.COM's banner may be made available in various forms of rich media (including graphics, animations, sound, text and user prompted interactions) and, through box drop-down technology, which will have portal-like functionality, such as search capabilities, channel-based content and community, etc. and display advertisement, e-commerce and other commercial opportunities. The banner may permit users to click back to the ZAP.COM home page or to another ZAP.COM site or other available services. This will provide numerous access points to the ZAP.COM Network which should enhance the traffic of participating Web sites.

     ZAP.COM will be responsible for of all Network banners, including displayed content. Thus, ZAP.COM will have the responsibility for programming, and sales and marketing of the banners. Ownership of and responsibility for all other aspects of the Network Web sites will continue with participating Web publishers.

DOMAIN NAME

     Domain names are the user's Internet "addresses." The Company currently hold over 50 Internet domain names, including the following names:

BUYBID.COM
PIXELTIME.COM
ZXAPATACORP.COM
EXTREMELEISURE.COM
ZAPINTERNET.COM
CHARGED.COM
WORD.COM
DRLOVELADY.COM
PARANOID.COM
JUNKRADIO.COM
CAFETECH.COM
INSTANTWINNER.COM
ZAPTV.COM
ZAPBIZ.COM
WEBSURFCAFE.COM
ZAPCARS.COM
ZAPSPORTS.COM
THEPHANTOMMENACENEWS.COM
PHANTOMMENACENET.COM
TRADEFEDERATION.COM
GALACTICREPUBLIC.COM
ZAPWEATHER.COM
CYBERNETCAFE.COM
CYBERSURFCAFE.COM
EATFOOD.COM
ZAPHOME.COM
ZAPGAMES.COM
ZAPNEW.COM
ZAPSTORE.COM
ZAPLINK.COM
NEWS99.COM
NEWS00.COM
ZAPATANET.COM
BETAZONE.COM
INSTANTNETNAMES.COM
BETACENTER.COM
VIDEOCAFE.COM
GOODAFTERNOON.COM
PHANTOMMENNACENEWS.COM
THEPHANTOMMENACENET.COM
THETRADEFEDERATION.COM
WEBARBARIAN.COM
INTERNETLINKS.COM
CAFESURF.COM
ZAPBUSINESS.COM
INTERNETCOMPANIES.COM
NEWS03.COM
NEWS02.COM
NEWS97.COM
NEWS04.COM
NEWS05.COM
NEWS01.COM
APTSEARCH.COM
INEWS.COM
MISTERBIG.COM
BETAWORLD.COM
INTERNETNAMES.COM
WWWNAMES.COM
NEWS98.COM
ZAPMARKET.COM
ZAPAUCTION.COM
THEGALACTICREPUBLIC.COM
WEBBARBARIAN.COM

     The allocation and governance of domain names is generally regulated by Internet regulatory bodies such as Network Solutions, Inc. These Internet regulatory bodies promulgate rules and regulations regarding domain names, which are subject to change from time to time. The relationship between Internet regulatory bodies, the allocation and governance of domain names and laws protecting trademarks/service marks and similar proprietary rights is unclear and is flux. The current system for registering, allocating and managing domain names has been the subject of much litigation, including trademark/service mark litigation, unfair competition and dilution litigation. Therefore, there is no assurance that ZAP.COM's domain names will not lose their value, or that ZAP.COM will not have to obtain entirely new domain names in addition to or in lieu of its current domain names if reform efforts result in a restructuring in the current system. Therefore, the Company could lose its domain names or be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names, trademarks/service marks and other proprietary rights.

OPERATING INFRASTRUCTURE AND TECHNOLOGY PLATFORM

     ZAP.COM's business will be supported by a systems platform that is provided and maintained by third parties. As the Company's technology platform, the Company has chosen NetGravity's software solution. This platform will enable the Company to manage its banner space, track page impressions and report on programming performance to Network customers. The Company believes that this software is scaleable and may be incorporated into the Company's sales and reporting to enhance performance measurements. The Company's banners will be dynamically served through the use of the NetGravity software to rotate, change or target existing messages or increase the amount of programming delivered in a given space. The Company is currently negotiating a contract with NetGravity and expects to enter into the agreement shortly after the Registration Statement becomes effective, although there can be no assurance that this will occur. In such event, the Company will need to locate a software platform and negotiate an acceptable arrangement.

     The Company is in the process of evaluating the acquisition of various components of its operating infrastructure. The Company intends to acquire an infrastructure which provides timely and efficient delivery of its programming to the ZAP.COM Network. The Company anticipates that the acquired services will use Compaq hardware, Microsoft Windows NT, Microsoft's Internet Index Server and Netscape's Enterprise Web server software.

     The Company expects to enter into an Internet-hosting agreement with Qwest Communications International Corporation pursuant to which Qwest will maintain two servers that are located at Qwest's New Jersey Data Center and provide its hardware systems. The Company is currently negotiating a contract with Qwest and expects to enter into the agreement shortly after the Registration Statement becomes effective, although there can be no assurance that this will occur. In such event, the Company will need to locate a software platform and negotiate an acceptable arrangement.

     Under the contemplated agreement, Qwest will provide comprehensive facilities management services (including human and technical monitoring) of all production servers 24 hours per day, seven days per week. Qwest will also provide the means of connectivity for ZAP.COM's servers to the Internet through macro capacity fiber network. These connections link to many different parts of the Internet via a combination of public and private peering agreements. The facility has two independent uninterruptible power supplies, which are battery-powered, as well as two independent diesel generators designed to provide power to these systems within seconds of a power outage. The diesel generators can supply the data center's power for nine days before refueling is required. Qwest does not guarantee that ZAP.COMs Internet access will be uninterrupted, error-free or secure. ZAP.COM's operations will be dependent on Qwest's ability to protect both Qwest's and ZAP.COM's systems against damage from fire, power loss, water damage, telecommunications failures, vandalism and other malicious acts, and similar unexpected adverse events. Any disruption in the Internet access provided by Qwest could have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition.

     The Company's success will depend on the continuing and uninterrupted performance of the Company's systems and those of third parties performing services for it. Customers may become dissatisfied by any system failures that interrupt the Company's ability to deliver programming, including any failure affecting the Company's ability to deliver programming (including content, advertisements, e-commerce opportunities, etc.) accurately to the targeted audience and without significant delay to the viewer. Sustained or repeated system failure would reduce the attractiveness of the Company's solutions to its customers and Web publishers who are potential Network participants. Slower response time or system failures may also result from straining the capacity of the Company's deployed software or hardware due to an increase in the volume of programming delivered to our Network through its servers. To the extent that the Company does not effectively address any capacity constraints or system failures, its business, prospects, results of operations and financial condition would be materially and adversely affected.

     All of the Company's production data will be copied to backup tapes each night and these backup tapes will be rotated to a third-party facility for off-site storage. ZAP.COM plans to keep all of its production servers behind packet-filtered routers and does not allow any outside access to any administrative functions. Strict password management and physical security measures will be followed through a Class A data center.

     The ZAP.COM Network depends on Internet service providers, online service providers and the operators of ZAP.COM Network participating Web sites for points of access to the Network. Each of these providers and operators has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to ZAP.COM's systems. Moreover, the Internet infrastructure may not be able to support continued growth in its use. Any of these problems could materially adversely affect the Company's business, prospects, results of operations and financial condition.

SALES AND MARKETING

     ZAP.COM plans to conduct a marketing program that is aimed at attracting and retaining customers who use its Network for adverting, e-commerce and other commercial activities. ZAP.COM plans to use on-line and traditional print media in conducting these programs. ZAP.COM will also explore co-marketing agreements, pursuant to which links to the ZAP.COM home page will be featured on Web sites which are not a part of the ZAP.COM Network.

     The Company has selected CKG Media.Com, Inc. d/b/a Phase2Media to act as its sales agent in the solicitation of sales for the ZAP.COM Network. The Company is currently negotiating a contract with Phase2Media and expects to enter into the agreement before the Rights Offering closes, although there can be no assurance that this will occur. In such event, the Company will be required to locate a new sales agency and negotiate an acceptable arrangement.

CUSTOMER AND ZAP.COM NETWORK SERVICE

     ZAP.COM believes that its ability to establish and maintain long-term relationships with its customers and to encourage repeat use of its Network by customers will depend, in part, on the strength of its support and service operations and staff. Furthermore, ZAP.COM believes that frequent communication with and feedback from its customers and participating Web publishers will allow it to continually improve its Network and services. ZAP.COM plans to offer an e-mail address to enable its constituents to request information and to encourage feedback and suggestions.

STRATEGIC PARTNERSHIPS & RELATIONSHIPS

     ZAP.COM anticipates entering into a number of strategic relationships and partnerships with third parties. ZAP.COM has already developed a number of informal strategic relationships with advertisement agencies, Web developers, site content managers, site hosts and other persons whose services are necessary to develop and implement its business strategy. As of the date of this prospectus, none of these relationships has resulted in a legal binding relationship. While ZAP.COM may develop the ability to render these services internally, ZAP.COM intends to continue developing strategic relationships and partnerships so that ZAP.COM can have adequate access to such services for the foreseeable future. ZAP.COM may, although there can be no assurance that it will, ultimately acquire some of the firms with which it establishes strategic relationships and partnerships.

EMPLOYEES

     Effective upon the closing of the Rights Offering, Zapata's 21 employees who operated the Word and Charged webzines will becomes employees of ZAP.COM. These include 5 technical employees, 13 creative development employees and 3 administrative employees. The Company expects to make many of these employees available to Zapata so that it can continue to operate Word and Charged. Two additional employees, Avram Glazer, the Company's President and CEO, and Leonard DiSalvo, VP-Finance currently devote all of their business time and attention to Zapata. ZAP.COM expects to hire additional employees as necessary to assist in the operation of the business. Although the competition for skilled employees in the Internet industry is intense, ZAP.COM does not now foresee problems in hiring qualified employees to meet its needs.

     The Company's senior management does not posses experience in acquiring or managing an Internet network business. Therefore, ZAP.COM has relied, and will continue to rely, on consultants, service organizations and other professionals with Internet expertise and experience to assist it in executing its business model. ZAP.COM will compensate such consultants, service organizations and other professionals at competitive rates and presently there is no way to estimate the term of such service.

INTELLECTUAL PROPERTY

     ZAP.COM regards its service marks, trademarks, trade dress, trade secrets and other intellectual property as critical to its success, and will rely on trademark law, patent law, trade secret protection and confidentiality and/or license agreements with its employees, customers, participating Web publishers and others to protect its proprietary rights. ZAP.COM has filed applications seeking registration of its trademarks and service marks in the U.S. and internationally, including ZAP.COM, ZAP.COM Network, ZAP.COM, The Next Network and UltraBanner. Effective trademark, service mark, and trade secret protection may not be available in every country in which ZAP.COM's products and services are made available electronically. ZAP.COM may license to third parties in the future certain of its proprietary rights, such as trademarks/service marks. While ZAP.COM will attempt to ensure that the quality of its brands are maintained by such licensees, there can be no assurance that such licensees will not take actions that might materially adversely affect the value of ZAP.COM's proprietary rights or reputation, which could have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition. There can be no assurance that the steps taken by ZAP.COM to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate ZAP.COM's trademarks, trade dress and other proprietary rights.

     On August 17, 1998, LFG, Inc. d/b/a Zap Futures commenced an action against Zapata and another of its wholly-owned subsidiaries, Zap Corporation, in the United States District Court for the Northern District of Illinois. LFG alleges that ZAP.COM and Zap are guilty of trademark infringement, trademark dilution and unfair competition under the federal Lanham Act and various Illinois statutes. The action arises out of the use by ZAP.COM and Zap of the Zap trade name and the Internet domain name "ZAP.COM" for its Internet Web site and its linking of that Web site to other Web sites owned by LFG competitors. LFG uses the domain name "zapfutures. com" for its Web site. LFG seeks injunctive relief, unspecified compensatory damages, punitive damages and an award of attorneys' fees. The parties reached settlement of this action on April 9, 1999. Under the settlement, Zapata is obligated to provide two years of advertising to ZAP Futures on any of ZAP.COM's financial Web pages within its proprietary ZAP.COM Web sites. The Company plans to make its financial Web page available to the plaintiff to fulfill this obligation on behalf of Zapata and Zap Corporation.

     There can be no assurance that other parties will not assert infringement claims against ZAP.COM for use of the ZAP.COM or other marks. ZAP.COM may be subject to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by ZAP.COM and its licensees. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

COMPETITION

     The market for Internet advertising, e-commerce opportunities and other commercial uses of the Internet as well as the market for Web publishers who are candidates for network opportunities are new and rapidly evolving, and competition is expected to increase significantly in these markets. Barriers to entry are relatively insubstantial. Competition may also increase as a result of industry consolidation. ZAP.COM believes that the principal competitive factors for companies seeking to create a network on the Internet are critical mass, functionality, brand recognition, Web site participation in the network, loyalty, broad demographic profile and strategic relationships.

     The Company believes that its ability to compete depends on many factors both within and beyond its control, including the following:

     - the timing and market acceptance of the ZAP.COM business model;

     - the ability to recruit high quality Web sites with required levels of traffic to the ZAP.COM Network;

     - the effectiveness of the ZAP.COM Network;

     - the number and types of strategic relationships (including e-commerce partnerships);

     - the sales and marketing efforts;

     - the ease of use performance, price and reliability of solutions developed by ZAP.COM and its competitions

     The Company will compete for Internet advertising revenues and strategic relationships with many Internet content providers and ISPs, including Web directories, search engines, shareware archives, content sites, commercial on-line services and sites maintained by Internet service providers, as well as thousands of Internet sites operated by individuals and government and educational institutions. These competitors include free information, search and content sites or services, such as America Online, Inc., CNET, Inc., CNN/Time Warner, Inc., Excite, Inc., Infoseek Corporation, Lycos, Inc., Netscape Communications Corporation , Microsoft Corporation and Yahoo! Inc. ZAP.COM also competes with the these companies, as well as traditional forms of media such as newspapers, magazines, radio and television, for advertisers and advertising revenues. ZAP.COM believes that the principal competitive factors in attracting advertisers include the amount of traffic on its network, brand recognition, customer service, the demographics of the users of the Web sites participating in the ZAP.COM Network, ZAP.COM's ability to offer targeted audiences and the overall cost-effectiveness of the medium offered by ZAP.COM.

     ZAP.COM believes that it will also face significant competition in the rates that it establishes for the use of its Network, which could, in turn, have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition. Many of ZAP.COM's potential competitors, including Web directories and search engines and large traditional media companies, have operating histories in the Web industry, established brand names and customer relationships and significantly greater financial, technical and marketing resources than ZAP.COM. Such competitors are able to

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

adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners, commerce companies, advertisers, third-party content providers and Web publishers. There can be no assurance that Internet content providers and ISPs, including Web directories, search engines, shareware archives, sites that offer professional editorial content, commercial on-line services and sites maintained by ISPs will not be perceived by potential Network customers as being more desirable for the distribution of their information over the Web. In addition, ZAP.COM's potential customers and strategic partners may have established collaborative relationships with certain of ZAP.COM's competitors or potential competitors, and high-traffic Web sites. Accordingly, there can be no assurance that ZAP.COM will be able to grow its Network, traffic levels and customer base, or that competitors will not experience greater growth in traffic than ZAP.COM as a result of such relationships which could have the effect of making their networks and Web sites more attractive to advertisers, or that ZAP.COM's future strategic partners will not sever or will elect not to renew their agreements with ZAP.COM. There can also be no assurance that ZAP.COM will be able to compete successfully against its future competitors or that competition will not have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

     There is an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and quality of products and services. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for ZAP.COM's service, increase ZAP.COM's cost of doing business or otherwise have a material adverse effect on ZAP.COM's business, results of operations and financial condition.

     Liability For Information Retrieved From ZAP.COM Participating Web Sites and From Other Internet Sites. Content may be accessed on Web sites participating in the ZAP.COM Network or on other Internet sites. This content may be downloaded by users and subsequently transmitted to others over the Internet. By providing such links, the Company is exposed to claims that it is liable for wrongful actions by the owners of these other sites. Claims of this nature have been brought, sometimes successfully, against providers of Internet services in the past. ZAP.COM could also be exposed to liability with respect to third-party content that may be posted by users in chat rooms or bulletin boards offered which may be offered by the ZAP.COM Network. Also, ZAP.COM may be subject to claims alleging that, by directly or indirectly providing links to other web sites, ZAP.COM is liable for copyright or trademark infringement or the wrongful actions of third parties through their respective web sites.

     ZAP.COM's general liability insurance may not cover all potential claims to which ZAP.COM is exposed and may not be adequate to indemnify ZAP.COM for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition. Even to the extent that these claims do not result in liability to ZAP.COM, ZAP.COM could incur significant costs in investigating and defending against these claims.

     Online Content Regulations. Several federal and state statutes prohibit the transmission of indecent, obscene or offensive content over the Internet to particular groups of persons. In addition, pending legislation seeks to ban Internet gambling and federal and state officials have taken action against businesses that operate Internet gambling activities. The enforcement of these statutes and initiatives, and any future enforcement activities, statutes and initiatives, may result in limitations on the type of content and advertisements available on Web sites that participate in the ZAP.COM Network. To the extent that one or more Network participants is adversely affected by such legislation and regulations, this could have a material adverse effect on ZAP.COM's business, prospects, results of operation and financial condition. Further, legislation regulating online content could dampen the growth in use of the Internet generally and decrease the acceptance of the Internet as an advertising and electronic commerce medium, which could also have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition.

     Privacy Concerns. The Federal Trade Commission is considering adopting regulations regarding the collection and use of personal identifying information obtained from individuals when accessing web sites.

     Further, the FTC has begun investigations into the privacy practices of companies that collect information on the Internet. One investigation resulted in a consent decree pursuant to which an Internet company agreed to establish programs to implement the principles contemplated in the FTC regulations that are under consideration. Web publishers participating in the ZAP.COM Network or ZAP.COM may become subject to a similar investigation, or the FTC's regulatory and enforcement efforts may adversely affect the ability of Web sites participating in the ZAP.COM Network from collecting and providing to us demographic and personal information from users. This could have an adverse effect on our ability to provide highly targeted opportunities to our customers. Any of these developments would have a material adverse effect on our business, prospects, results of operations and financial condition.

     It is also possible that cookies, or information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, possibly without the user's knowledge, which are used to track demographic information and to target advertising, may become subject to laws limiting or prohibiting their use. The passage of laws limiting or abolishing the use of cookies has been advocated by a number of authorities in the United States and other countries. Limitations on or elimination of the use of cookies by Web publishers participating in the ZAP.COM Network or ZAP.COM could limit the effectiveness of our targeting of Network programming. This could have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition.

     The European Union recently enacted its own privacy regulations that may result in limits on the collection and use of certain user information. The laws governing the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. We cannot be certain that violations of local laws or new laws will not be alleged by certain applicable governments, we will not violate such laws or laws will not be modified or ones enacted in the future. Any of these events could materially adversely effect our business, prospects, results of operations and financial condition.

     Internet Taxation. A number of legislative proposals have been made at the federal, state and local level, and by certain foreign governments, that would impose additional taxes on the sale of goods and services over the Internet and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. This legislation, or other attempts at regulating commerce over the Internet, may substantially impede the growth of commerce on the Internet and, as a result, adversely affect ZAP.COM's opportunity to derive financial benefit from those activities.

     Jurisdictions. It is possible that, although transmissions by ZAP.COM over the Internet originate primarily in New York, the governments of other states and foreign countries might attempt to regulate ZAP.COM's transmissions or prosecute ZAP.COM for violations of their laws. These laws may be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition. In addition, as ZAP.COM's service is available over the Internet in multiple states and foreign countries, these jurisdictions may claim that ZAP.COM is required to qualify to do business as a foreign corporation in each of these states or foreign countries. As of the date of this prospectus, ZAP.COM is not qualified to do business in any state other than New York, and failure by ZAP.COM to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject ZAP.COM to taxes and penalties and could result in the inability of ZAP.COM to enforce contracts in these jurisdictions. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to ZAP.COM's business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on ZAP.COM's business, prospects, results of operations and financial condition.

LEGAL PROCEEDINGS

     Since the date of its organization through the date of this Prospectus, ZAP.COM has not been involved in any legal proceedings. Zapata and another of its wholly-owned subsidiaries, Zap Corporation, however have been sued for use of the Zap tradename and the ZAP.COM domain in connection with Web sites providing financial information. This suit has been settled. See
"Business -- Intellectual Property." There can be no assurance, however, that ZAP.COM will not in the future be involved in litigation incidental to the conduct of its business.

FACILITIES

     ZAP.COM's headquarters are currently located in a facility located in Rochester, New York, and subleased to the Company by Zapata. Under the sublease arrangement, annual rental payments are allocated on a cost basis. ZAP.COM also leases office space in New York City pursuant to a lease arrangement that expires in April 2000. The Company expects to have to expand its facilities as its operations grow. The Company believes that additional space will be available on commercially acceptable terms.

                             MANAGEMENT OF ZAP.COM

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information concerning each executive officer of ZAP.COM immediately following the consummation of the Rights Offering:

NAME                                   AGE                           POSITION
----                                   ---                           --------
Avram A. Glazer......................  38    President, Chief Executive Officer and Director
Leonard DiSalvo......................  40    Vice President -- Finance and Chief Financial Officer
Marisa Bowe..........................  40    Vice President -- Network Content
Gordon E. Forth......................  37    Secretary

     Avram A. Glazer, has served as the sole director and President and Chief Executive Officer of ZAP.COM since its formation in April 1998. Mr. Glazer also serves as Zapata's President and Chief Executive Officer. He has held these positions since 1995. For more than five years prior to becoming Zapata's President and Chief Executive Officer, Mr. Glazer was employed by, and worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer. He also serves as a director of Zapata, Specialty Equipment Companies, Inc. (a food equipment manufacturer) and Viskase Corporation (f/k/a Envirodyne Corporation) (a food packaging company) and is Chairman of the Board and a director of Omega Protein Corporation (a marine protein company). He is 38 years of age.

     Leonard DiSalvo, age 40, has served as ZAP.COM's Vice President-Finance and Chief Financial Officer since April 1999. Mr. DiSalvo also serves as Zapata's Vice President-Finance and Chief Financial Officer, a position he has held since joining Zapata in September 1998. Mr. DiSalvo has 18 years of experience in the areas of finance and accounting. For the past two years, Mr. DiSalvo served as a finance manager for Canandaigua Brands, Inc., a national manufacturer and distributor of wine, spirits and beer. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated. Mr. DiSalvo received his B.S. from St. John Fisher College and is a Certified Public Accountant.

     Marisa Bowe, age 40, has served as ZAP.COM's Vice President-Operations since April 1999. Ms. Bowe is the founding Editor-in-Chief and Publisher of the award-winning webzine, Word, where she has been employed since February 1995. In 1996, Entertainment Weekly named Ms. Bowe one of "multimedia's ten most influential, forward-thinking" figures. Before becoming Editor of Word, Ms. Bowe was Conference Manager of the Echo virtual community in New York City for approximately one year. Prior to joining the Echo virtual community, Ms. Bowe was a freelance writer and television producer for three years. Her TV and documentary work has appeared in venues ranging from the Whitney Museum of American Art to PBS and England's Channel Four. Ms. Bowe is also a member of the Advisory Committee of the Web Development Fund and a member of the Silicon Alley Reporter's prestigious "Silicon Alley 100" list.

     Gordon E. Forth, age 37, has served as ZAP.COM's Corporate Secretary since April 1999. He has also served as Zapata's corporate secretary since December 1998. Mr. Forth is a partner of Woods, Oviatt, Gilman, Sturman & Clarke LLP, a Rochester, New York based law firm which provides legal services to both Zapata and the Company. Mr. Forth has practiced law at the Woods, Oviatt firm since 1987. Mr. Forth received his B.A. from Hope College and his law degree and M.B.A. from Vanderbilt University.

KEY EMPLOYEES

     The following table sets forth the names and positions of the Company's key employees:

NAME                                                          POSITION
----                                                          --------
Yoshi Sedeoka.........................................  Art Director
Ranjit Bhatnager......................................  Technology Director
Jason Mohr............................................  Senior Designer

     Yoshi Sodeoka, age 31, has served as ZAP.COM's Art Director since April 1999. He is the founding Art Director of the webzine Word, where he has been since May 1998. Mr. Sodeoka's inventive design for the webzine has won awards ranging from the top I.D. Magazine multimedia award to the New York Art Director's Club and Print magazine accolades. Prior to joining Word, Mr. Sodeoka was employed for three years by Viacom's New Media department, where he worked on experimental interactive music projects for MTV. Prior to that position, Mr. Sodeoka was a Senior Designer at Nicholson from October 1993 to March 1995. Mr. Sodeoka received his computer graphics degree from Brooklyn's Pratt Institute. He has artistic training in his native Japan, and experience in CD-ROM design.

     Ranjit Bhatnager, age 30, has served as ZAP.COM's Technology Designer since April 1999. Mr. Bhatnager has served as Word's Technology Director since August 1998. Mr. Bhatnager worked for Philadelphia Online, Philadelphia Inquirer and Philadelphia Daily News as a programmer from September 1995 to August 1998. Prior to that position, Mr. Bhatnager was a programmer for approximately three years at the University of Pennsylvania, Philadelphia. Mr. Bhatnager has created interactive news features for Philadelphia Inquirer's award-winning Web site, educational multimedia for the University of Pennsylvania and occasions installations for the Franklin Institute Science Museum.

     Jason Mohr, age 27, has served as ZAP.COM's Senior Designer since April 1999. Mr. Mohr has most recently served as Word's Senior Designer since June 1996. He started with Word in July 1996 as a Senior Designer. Prior to that position, Mr. Mohr was a freelance designer. Mr. Mohr's designs and concepts have earned recognition from organizations such as the New York Art Director's Club and I.D. Magazine. He has also designed for National Geographic On-Line. Mr. Mohr earned a Bachelor of Fine Arts in Graphic and Packaging Design, with an emphasis on interactive media, from Pasadena Art Center in California.

                             EXECUTIVE COMPENSATION

     The Company has only recently incorporated and has not paid any compensation to any person associated with the Company, and presently has no employment agreements with its officers or other key employees. Upon completion of the Rights Offering, the compensation of the Company's executives who are also employed by Zapata will be paid by Zapata and a portion of that cost will be allocated to the Company under the Services Agreement to be entered into by Zapata and ZAP.COM based upon an estimate of the amount of time devoted by such employees to the operation and affairs of each corporation.

BOARD COMMITTEES

     The authorized number of directors of ZAP.COM is presently fixed at one. Avram Glazer is the sole director. Mr. Glazer anticipates expanding the Board to five directors following the Rights Offering.

     Upon expansion of the size of the Board to three or more directors, the By-Laws require that two standing committees of the Board of Directors be activated: the Audit Committee and the Compensation Committee, each comprised of two or more directors. The members of these committees will be appointed following the expansion of the Board to three or more directors.

     The primary purpose of the Audit Committee will be to (1) select the firm of independent accountants that will audit ZAP.COM's financial statements, (2) discuss the scope and the results of the audit with the accountants and (3) review ZAP.COM's financial accounting and reporting principles. The Audit Committee will also examine and discuss the adequacy of ZAP.COM's financial controls with the independent accountants and with Management.

     The functions of the Compensation Committee will be to review, approve and recommend to the Board of Directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the chief executive officer, and to administer ZAP.COM's 1999 Incentive Plan.

DIRECTOR COMPENSATION

     Each director who is not an employee of ZAP.COM will receive $1,000 for each meeting of the Board attended and for each committee meeting attended. Under the 1999 Director Plan, each new non-employee director will, upon joining the Board, be automatically granted options to purchase 15,000 shares of ZAP.COM common stock at the fair market value thereof, and which will vest ratably over three years from the date of the grant. See "Stock Option Plans -- 1999 Non-Employee Director Plan." There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other persons pursuant to which such person was selected to serve as a director or officer.

STOCK OPTION PLANS

  1999 Long-Term Incentive Plan

     The 1999 Long-Term Incentive Plan, approved by ZAP.COM's Board and Zapata as ZAP.COM's sole stockholder in April 1999, is intended to retain key executives and other selected employees, reward them for making major contributions to ZAP.COM's success and provide them with a proprietary interest in the growth and performance of the Company and its subsidiaries.

     Employees who participate in the 1999 Incentive Plan will be selected by the Company's Board (or a committee designated by the Company's Board (the "Committee") to make recommendations for grants under the 1999 Incentive Plan) from among those employees who hold positions of responsibility and whose performance, in the judgment of the Committee, has a significant effect on the Company's success.

     The total number of shares of ZAP.COM common stock that may be issued pursuant to the 1999 Incentive Plan will not exceed 7,250,000 shares. The number of shares that may be awarded pursuant to the 1999 Incentive Plan is subject to adjustment upon the occurrence of certain events.

     The 1999 Incentive Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, stock awards and cash awards. Stock options may be incentive stock options that comply with Section 422 of the Code. The allocation of awards under the 1999 Incentive Plan is not currently determinable as such allocation is dependent upon future decisions to be made by the Committee in its sole discretion, subject to the applicable provisions of the 1999 Incentive Plan.

     The exercise price of any stock option may, at the discretion of the Committee, be paid in cash or by surrendering shares or another award under the 1999 Incentive Plan, valued at fair market value on the date of exercise or any combination thereof. Vesting conditions for a stock option will be specified by the Committee and set forth in the applicable option agreement. Vesting conditions may include, without limitation, provision for acceleration in the case of a change-in-control of the Company or for stock appreciation rights exercisable for cash (in lieu of the option) in the case of such a change-in-control of the Company.

     Stock appreciation rights are rights to receive, without payment to ZAP.COM, cash or shares of ZAP.COM Common Stock with a value determined by reference to the difference between the exercise or strike price of the stock appreciation rights and the fair market value or other specified valuation of the shares at the time of exercise. Stock appreciation rights may be granted in tandem with stock options or separately.

     Stock awards may consist of shares of ZAP.COM common stock or be denominated in units of shares of common stock. Stock awards may be subject to conditions established by the Committee, including service, vesting conditions and performance conditions (including, without limitation, performance conditions based on achievement of specific business objectives, increases in specified indices and attaining specified growth measures or rates). A stock award may provide for voting rights and dividend equivalent rights.

     Cash awards may be subject to conditions specified by the Committee, including service conditions and performance conditions.

     Payment of awards may be made in cash or shares or combinations thereof, as determined by the Committee. An award may provide for the granting or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award.

     An award may provide for a tax gross-up payment to a participant if a change in control of ZAP.COM results in the participant owing an excise tax or other tax above the rate ordinarily applicable, pursuant to the parachute tax provisions of Section 280G of the Code or otherwise. The gross-up payment would be in an amount such that the net amount received by the participant, after paying the increased tax and any additional taxes on the additional amount, would be equal to that receivable by the participant if the increased tax were not applicable.

     Pursuant to the 1999 Incentive Plan, in April, 1999, ZAP.COM granted options to purchase shares at an exercise price of $5.00 per share to the following officers for the indicated number of shares: Mr. A. Glazer -- 365,000; Mr. DiSalvo -- 100,000; Ms. Bowe -- 60,000; and Mr. Forth -- 10,000. In
addition, in April 1999, ZAP.COM awarded Mr. A. Glazer 350,000 shares of restricted stock, These options and the stock award generally vest ratably over the three year period following the date of grant.

  Non-Management Director Stock Option Plan

     The Directors Option Plan, approved by ZAP.COM's Board and Zapata as ZAP.COM's sole stockholder in April 1999, is intended to provide incentives to the directors of ZAP.COM who are not employees by providing them with options to purchase shares of ZAP.COM's common stock. Options for up to a maximum of 250,000 shares of common stock may be issued under the Directors Option Plan.

     The Directors Option Plan provides that each ZAP.COM non-employee director will be granted options to purchase 15,000 shares at a price determined by ZAP.COM's Board. All options granted under the Directors Option Plan generally vest ratably over three years after the date of grant. Upon the occurrence of certain events such as stock dividends and stock splits, consolidations or mergers, an optionee's rights with respect to options granted are to be adjusted as provided in the Directors Option Plan.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Prior to the Rights Offering, Zapata provided the Company with certain administrative and management services, including payroll, consulting and legal, which were billed on cost basis to the Company. These services totaled approximately $150,000 from inception through February 28, 1999. The costs of these services were directly charged and/or allocated using methods that the Company's management believe were reasonable.

     Prior to the consummation of the Rights Offering, Zapata and ZAP.COM intend to enter into a number of agreements for the purpose of defining their continuing relationship. These agreements will be negotiated in the context of a parent-subsidiary relationship and, therefore, will not be the result of negotiations between independent parties. It is the intention of Zapata and ZAP.COM that such agreements and the transactions provided for therein, taken as a whole, should accommodate the parties' interests in a manner that is fair to both parties, while continuing certain mutually beneficial arrangements. There can be no assurance that each of such agreements, or the transactions provided for therein, will be effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties. The following is a summary of these agreements which Zapata and ZAP.COM will enter into and which will become effective upon completion of the Rights Offering and if made, the Stock Distribution:

DISTRIBUTION AGREEMENT

     Under the Distribution Agreement, Zapata will contribute $8,000,000 in cash to ZAP.COM in exchange for 13,612,000 Rights, 10,000 shares of our Series A preferred stock and the shares of common stock not purchased in the Rights Offering. The Distribution Agreement requires the Company to distribute the Rights and conduct the Rights Offering and if necessary the Stock Distribution and reserve from its authorized and unissued shares of common stock the number of shares of common stock into which the Series A preferred stock is convertible from time to time.

     The Distribution Agreement provides that Zapata and ZAP.COM will indemnify each other with respect to any future losses that might arise from the Rights Offering or if made, the Stock Distribution, as a result of any untrue statement or alleged untrue statement in any Rights Offering or Stock Distribution document or the omission or alleged omission to state a material fact in any Rights Offering or Stock Distribution document (1) in ZAP.COM's case except to the extent such statement was based on information provided by Zapata and (2) in Zapata's case, only to the extent such loss relates to information supplied by Zapata.

SERVICES AGREEMENT

     The Services Agreement provides that Zapata will provide to ZAP.COM certain management and administrative services, as well as the use of certain office space and facilities. The administrative services to be provided by Zapata, through its employees, include financial reporting, accounting, auditing, tax, office services, payroll and human resources as well as the management consulting services. The Services Agreement further provides that ZAP.COM will provide Zapata with technical, creative and Webzine administrative support for its Word and Charged webzines. Each party will pay the other party for these services at the estimated cost of providing such services. The Services Agreement shall continue until terminated by either party upon 120 days' notice.

TAX INDEMNITY AGREEMENT

     The Tax Indemnity Agreement defines the parties' rights and obligations with respect to the filing of returns, payments, deficiencies and refunds of federal, state and other income, franchise or certain other taxes relating to ZAP.COM's business for periods prior to and including the date on which the Rights Offering and Stock Distribution are consummated and with respect to certain tax attributes of ZAP.COM after the Rights Offering and Stock Distribution. With respect to periods ending on or before the last day of the taxable year in which the Rights Offering closes and the Stock Distribution, if it is made, occurs, Zapata is responsible for (i) filing both consolidated federal tax returns for the Zapata affiliated group and combined or consolidated state tax returns for any group that includes a member of the Zapata affiliated group, including, in each case, the Company for the relevant periods of time that the Company was a member of the applicable group, and (ii) paying the taxes relating to such returns (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities). The Company is responsible for filing returns and paying taxes relating to it for periods that begin before and end after the closing of the Rights Offering and the occurrence of the Stock Distribution if it is made. This Agreement is intended to allocate the tax liability between Zapata and ZAP.COM as if they were separate taxable entities.

REGISTRATION RIGHTS AGREEMENT

     The Registration Rights Agreement which the Company and Zapata will enter into prior to the consummation of the Rights Offering will provide for the Company to grant certain rights (the "Registration Rights") to Zapata with respect to the registration under the Securities Act of the shares of ZAP.COM common stock owned by Zapata at the closing of the Rights Offering (the "Registrable Securities"). Pursuant to the Registration Rights Agreement, Zapata will be able to require the Company, not more than once in any 365 day period commencing on the first anniversary of the closing of the Rights Offering and on not more than three occasions after Zapata no longer owns a majority of the voting power of the outstanding capital stock of the Company, to file a registration statement under the Securities Act covering the registration of the Registrable Securities, including in connection with an offering by Zapata of its securities that are exchangeable for the Registrable Securities (the "Demand Registration Rights"). Zapata's Demand Registration Rights are subject to certain limitations, including that any such registration cover a number of Registrable Securities having a fair market value of at least $50.0 million at the time of the request for registration and that the Company may be able to temporarily defer a Demand Registration to the extent it conflicts with another public offering of securities by the Company or would require the Company to disclose certain material non-public information. Zapata will also be able to require the Company to include Registrable Securities owned by Zapata in a registration by the Company of its securities (the "Piggyback Registration Rights"), subject to certain conditions, including the ability of the underwriters for the offering to limit or exclude Registrable Securities therefrom.

     The Company and Zapata will share equally the out-of-pocket fees and expenses of the Company associated with a demand registration and Zapata will pay its pro rata share of underwriting discounts, commissions and related expenses (the "Selling Expenses"). The Company will pay all expenses associated with a piggyback registration, except that Zapata will pay its pro rata share of the Selling Expenses. The Registration Rights Agreement contains certain indemnification and contribution provisions (1) by Zapata for the benefit of the Company and related persons, as well as any potential underwriter and (2) by the Company for the benefit of Zapata and related persons, as well as any potential underwriter. Zapata's Demand Registration Rights will terminate on the date that Zapata owns, on a fully converted or exercised basis with respect to such securities held by Zapata, Registrable Securities representing less than 10% of the then issued and outstanding voting stock of the Company. Zapata's Piggyback Registration Rights will terminate at such time as it is able to sell all of its Registrable Securities pursuant to Rule 144 under the Securities Act within a three month period. Zapata also may transfer its Registration Rights to any transferee from it of Registrable Securities that represent, on a fully converted or exercised basis with respect to the Registrable Securities transferred, at least 20% of the then issued and outstanding voting stock of the Company at the time of transfer; provided, however, that any such transferee will be limited to (i) two demand registrations if the transfer conveys less than a majority but more than 30% and (ii) one demand registration if the transfer conveys 30% or less of the then issued and outstanding voting stock of the Company.

                         SECURITY OWNERSHIP OF ZAP.COM

     Immediately prior to the closing of the Rights Offering and if applicable, the Stock Distribution, all of ZAP.COM's outstanding shares of common stock will be held by Zapata.

     After the Rights Offering, Zapata will own between approximately 72% and 99% of ZAP.COM's outstanding common stock depending on the number of Rights that are exercised. As a result of this ownership and the Series A preferred stock owned by Zapata, Zapata controls the Company. Malcolm Glazer, through an entity he owns and controls, owns beneficially and of record approximately 45% of Zapata's outstanding common stock, and therefore he may be deemed to beneficially own the Company's Series A preferred stock and common stock owned beneficially by Zapata. Malcolm Glazer controls the Glazer Partnership. By virtue of such ownership, Malcolm Glazer may be deemed to control Zapata.

                           DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL STOCK

     Immediately following the consummation of the Rights Offering, ZAP.COM's authorized capital stock will consist of (1) 1,000,000,000 shares of ZAP.COM common stock, par value $.001 per share and (2) 150,000,000 shares of preferred stock, par value $.01 per share, of which 10,000 shares are designated as Series A preferred stock and 149,990,000 shares are undesignated. Upon closing of the Rights Offering, the Company will have outstanding 10,000 shares of Series A preferred stock and 50,000,000 shares of common stock. The following summary description of ZAP.COM's capital stock and other securities is qualified in its entirety by reference to ZAP.COM's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, each of which is filed as an exhibit to the Registration Statement and to the applicable provisions of the Nevada Corporate Law.

  Common Stock

     The holders of the outstanding common stock are entitled to receive and share ratably dividends if, as and when declared by the Board of Directors out of funds legally available therefor with respect to the Company's outstanding common stock. See "Dividend Policy." In addition, in the event of a liquidation, dissolution or winding-up of ZAP.COM, the holders of common stock are entitled to share equally and ratably in the net assets of ZAP.COM, if any, remaining after paying all debts and liabilities of ZAP.COM and payment of all liquidation preferences of any outstanding shares of preferred stock, including the Series A preferred stock. In certain circumstances, as described below, the holders of common stock may be required to share such net assets with Zapata as the holder of the Series A preferred stock.

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock vote together with the holders of the Series A preferred stock as a single class on almost all matters presented to stockholders for a vote.

     Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of the Rights Offering and, if applicable, the Stock Distribution, will be, fully paid and nonassessable. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by the rights of holders of shares of any class or series of preferred stock which the Company may designate and issue in the future.

  Preferred Stock

     The ZAP.COM Board has the authority to issue up to 150,000,000 shares of preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the ZAP.COM stockholders. The issuance of preferred stock by the ZAP.COM Board could adversely affect the rights of holders of common stock. As of the date of this prospectus, except for the Series A preferred stock, there are no shares of preferred stock designated or outstanding.

     The potential issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of ZAP.COM and may discourage bids for the ZAP.COM Common Stock at a premium over the market price of the ZAP.COM common stock and may adversely affect the market price of, and the voting and other rights of the holders of, the ZAP.COM Common Stock. ZAP.COM has no current plans to issue any shares of preferred stock other than the Series A preferred stock.

  Series A Preferred Stock

     The ZAP.COM Board of Directors designated 10,000 shares as Series A preferred stock, $0.01 par value per share. The following is a summary of the terms of the Series A preferred stock.

     Upon liquidation (or similar event) proceeds remaining after the satisfaction of all liabilities and payment of all preferred stock preference amounts superior to the Series A preferred stock Zapata, as the holder of Series A preferred stock, shall be entitled to the original issue price of $8,000,000 prior to any distribution of net assets to the holders of common stock.

     Zapata, as the holder of the Series A preferred stock, shall not be entitled to any dividends or additional distributions (whether upon liquidation or otherwise) unless at the time the dividend or distribution is declared, the percentage of the outstanding ZAP.COM common stock held by Zapata ("Zapata Actual Percentage") is less than 35% ("Zapata Minimum Percentage") of ZAP.COM's total outstanding shares of common stock. If the Zapata Actual Percentage is below the Zapata Minimum Percentage, then Zapata, as the holder of Series A preferred stock, shall be entitled to receive a percentage of the dividend or distribution amount declared which is equal to the difference between the Zapata Minimum Percentage and the Zapata Actual Percentage as of the applicable record date and the holders of the common stock (including Zapata with respect to its common stock) shall be entitled to receive the balance of the dividend or distribution amount. The holders of the Series A preferred stock and the common stock shall be entitled to receive such amounts on an equal priority basis without any priority or preference. For example, if on the date of ZAP.COM's liquidation, Zapata holds 20% of the outstanding common stock (and it has not disposed of any common shares since the Rights Offering) and $20,000,000 is available for distribution after the satisfaction of all liabilities and payment of all liquidation preferences of any outstanding shares of preferred stock, including the Series A preferred stock, then the Company would distribute $3,000,000 with respect to the Series A preferred stock and $17,000,000 with respect to the common stock.

     If at any time after the ZAP.COM common stock held by Zapata constitutes less than the Zapata Minimum Percentage and Zapata transfers or otherwise disposes of any common stock, then the Zapata Minimum Percentage shall be reduced by the amount that the transferred or disposed of shares constitute of all outstanding shares of common stock on the date of transfer or disposition following conversion.

     If at any time Zapata transfers the Series A preferred stock to a third party and immediately prior to the transfer, the Zapata Actual Percentage is less than the Zapata Minimum Percentage, then upon transfer, the Series A preferred stock will automatically convert into common stock. The number of shares of common stock into which the Series A preferred stock converts will be in proportion to the amount of the total dividend or distribution which is payable with respect to the Series A preferred stock immediately prior to the transfer, assuming that all outstanding Series A preferred stock has been converted. If the Zapata Actual Percentage is equal to or greater than the Zapata Minimum Percentage at the time the Series A preferred stock is transferred, then the Series A preferred stock will not convert and the right of the Series A preferred stock to receive dividends and distributions above and beyond the $8,000,000 liquidation preference amount will automatically terminate.

     In almost all matters presented to stockholders for a vote (including the election of directors or any merger, liquidation, sale of assets or charter amendment proposals), the holders of the Series A preferred stock and the common stock vote as a single class. Each share of Series A preferred stock is entitled to 50,000 votes. Cumulative voting for the election of directors is not provided for in ZAP.COM's Amended and Restated Articles of Incorporation, which means that the holders of the Series A preferred stock will control all stockholders votes. Each share of common stock is entitled to one vote in all matters presented to stockholders. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

RIGHTS

     The Company is granting on the date hereof Rights to holders of Zapata
common stock on             , 1999. The Rights are each exercisable for one
share of ZAP.COM common stock at an exercise price of $8.00 per share and are transferable. Rights may be transferred, in whole or in part, by endorsing or delivering to the Subscription Agent a subscription certificate that has been properly endorsed for transfer, with your signature guaranteed by an eligible institution and accompanied by instructions to reissue the rights, in whole or in part, to the transferee. The Subscription Agent will reissue a new certificate for the balance, if any, to the holder of the Rights, in each case, to the extent it is able to do so prior to the expiration date of the Rights.
The Rights expire on             , 1999. For more information about the Rights
and the Rights Offering see "The Rights Offering."

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BY-LAWS

  Board of Directors

     The Articles provide that except as otherwise fixed by or pursuant to the provisions of a Certificate of Designation setting forth the rights of the holders of any class or series of preferred stock, the number of the directors of ZAP.COM will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies (the "Whole Board"). After the size of the Board is expanded to three or more directors, the directors, other than those who may be elected by the holders of preferred stock, will be automatically classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. In such event, the terms of the directors elected first to the ZAP.COM Board will expire at the next annual meeting of stockholders, after which the classified Board becomes effective and the remaining directors will be designated by the directors first elected to the Board to one of the other two classes, which terms will expire at the second and third annual stockholders' meeting occurring after the classified Board becomes effective. Commencing with the first annual meeting of stockholders occurring after the classified Board becomes effective, directors elected to succeed directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor is duly elected and qualified.

     The Articles provide that except as otherwise provided for or fixed by or pursuant to a Certificate of Designation setting forth the rights of the holders of any class or series of preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the ZAP.COM Board resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of ZAP.COM's Board, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the ZAP.COM Board will shorten the term of any incumbent director. Subject to the rights of holders of preferred stock, any director may be removed from office only for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all voting stock then outstanding, voting together as a single class.

     Once the classified Board is effective, these provisions will preclude a third party from removing incumbent directors and simultaneously gaining control of the ZAP.COM Board by filling the vacancies created by removal with its own nominees. Under the classified Board provisions described above, it would take at least two elections of directors for any individual or group to gain control of the ZAP.COM Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the ZAP.COM.

  Special Meetings of Stockholders

     The Company's Articles provide that special meetings of the stockholders of ZAP.COM can be called only by the Chairman of the Board of Directors, or a majority of the members of the Board of Directors. A special meeting may also be called by Zapata so long as it continues to hold 50% or more of the voting power of all classes of outstanding capital stock of ZAP.COM.

  Written Consent

     Under the Articles, the stockholders of ZAP.COM may not take action in writing without a meeting of the stockholders after the date on which Zapata no longer beneficially owns at least 50% of the voting power of all classes of outstanding capital stock.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

     The Company's By-Laws require that timely notice in writing be provided by stockholders seeking to bring business before, or to nominate candidates for election as directors at, the annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of ZAP.COM not less than 120 days nor more than 150 days prior to the first anniversary of the date of ZAP.COM's notice of annual meeting provided with respect to the previous year's annual meeting of stockholders.

     If no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 days earlier than or 60 days after that anniversary, notice will be timely if received no more than 90 days later than the later of (1) 60 days prior to the annual meeting of stockholders or (2) the close of business on the 10th day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever first occurs.

     The Company's By-Laws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from timely bringing matters before, or from nominations for directors at, an annual meeting of stockholders.

  Amendments

     The Articles provide that the affirmative vote of the holders of at least 66 2/3% of ZAP.COM's voting stock, voting together as a single class, is required to amend provisions of the Articles relating to stockholder action without a meeting; the calling of special meetings; the number, election and term of the ZAP.COM directors; the filling of vacancies; and the removal of directors. The Articles further provide that the related By-Laws described above (including the Stockholder Notice Procedure) may be amended only by the ZAP.COM Board or by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of voting stock, voting together as a single class.

NEVADA ANTI-TAKEOVER LAWS AND CERTAIN CHARTER PROVISIONS

     The Nevada Code contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the Nevada Code, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of three years following the date such stockholder becomes an interested stockholder. The Nevada Code defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of a Nevada corporation. In addition, the Nevada Code generally disallows the exercise of voting rights with respect to "control shares" of an "issuing corporation" held by an "acquiring person," unless such voting rights are conferred by a majority vote of the disinterested stockholders. "Control shares" are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (1) acquire or offer to acquire in an acquisition of a controlling interest and (2) acquire within ninety days immediately preceding the date when the acquiring person became an acquiring person. An "issuing corporation" is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The Nevada Code also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation. As a result, the Company's Board of Directors may have considerable discretion in considering and responding to unsolicited offers to purchase a controlling interest in ZAP.COM

     While ZAP.COM does not currently exceed the Control Share Acquisition statute thresholds, it may do so in the future. ZAP.COM presently does not "do business" in Nevada within the meaning of the Control Share Acquisition Statute and it does not plan to do so. Therefore, the Control Share Acquisition statute does not currently apply to ZAP.COM.

     Nevada law permits a Nevada corporation to "opt out" of the application of the "Business Combinations" statute by inserting a provision doing so in its articles of incorporation. ZAP.COM's Articles has such a provision. The Articles can be amended at any time to subject ZAP.COM to the effect of the "Business Combinations" statutes. Under Nevada law, the Articles may be amended pursuant to a resolution adopted by the ZAP.COM Board and ratified by a vote of a majority of the voting power of ZAP.COM's outstanding voting stock.

     If the Business Combination statute and/or the Control Share Acquisition statute become applicable to ZAP.COM in the future, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control of ZAP.COM and to make changes in management more difficult.

LIABILITY OF DIRECTORS; INDEMNIFICATION

     ZAP.COM believes that certain provisions of its Articles and By-Laws will be useful to attract and retain qualified persons as directors and officers. The Articles limit the liability of directors to the fullest extent permitted by Nevada law. This is intended to relieve ZAP.COM's directors from monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including:

     - acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or

     - the willful or grossly negligent payment of unlawful distributions.

     ZAP.COM's Articles and By-Laws generally require ZAP.COM to indemnify, its directors and officers to the fullest extent permitted by Nevada law. The Articles and ZAP.COM's By-laws also require ZAP.COM to advance expenses, to its directors and its officers to the fullest extent permitted by Nevada law upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that they are not entitled to indemnification by ZAP.COM.

     Prior to the consummation of the Rights Offering and, if made, the Stock Distribution, ZAP.COM intends to enter into agreements with its officers and directors which provides for the indemnification and advancement of expenses by ZAP.COM. ZAP.COM also intends to obtain, prior to the completion of the Rights Offering and, if made, the Stock Distribution, officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

     At present there is no pending litigation or proceeding involving a director, officer, associate or other agent of ZAP.COM for which indemnification is being sought. ZAP.COM is also not aware of any threatened litigation that may result in claims for indemnification.

TRANSFER AGENT & REGISTRAR

     The Transfer Agent and Registrar for ZAP.COM common stock is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Prior to the Rights Offering and, if made, the Stock Distribution, there has been no market for the ZAP.COM common stock, and there can be no assurance that a significant public market for the ZAP.COM common stock will develop or be sustained after this offering. Future sales of substantial amounts of ZAP.COM common stock, including shares issued to Web publishers in consideration for joining the ZAP.COM Network and upon exercise of outstanding options and warrants, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair ZAP.COM's ability to raise capital through the sale of its equity securities.

     Upon completion of the Rights Offering and if made, the Stock Distribution, ZAP.COM will have and 10,000 shares of Series A preferred stock outstanding and 50,000,000 shares of common stock outstanding (including 350,000 shares of restricted stock awarded to the Company's President and Chief Executive Officer), excluding 755,000 shares of common stock subject to stock options outstanding as of April 12, 1999 and any stock options or other awards made by the Company thereafter. The shares of common stock issued in the Rights Offering and if made, the Stock Distribution will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by an "affiliate" of the Company, as that term is defined in Rule 144, may generally be sold only in compliance with Rule 144, as described below. All of the outstanding shares of common stock owned by Zapata, Malcolm Glazer, Avram Glazer and any entity controlled by them will be "restricted securities" as that term is defined in Rule 144, and may be sold only if registered under the Securities Act or in accordance with an applicable exemption from such registration, such as Rule 144.

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a stockholder who has beneficially owned for at least one year shares privately acquired directly or indirectly from ZAP.COM or from an affiliate of ZAP.COM, and persons who are affiliates of ZAP.COM who have acquired the shares in registered transactions, will be entitled to sell within any three-month period a number of shares that does not exceed the greater of:
(1) 1% of the number of outstanding shares of common stock (or approximately 500,000 shares immediately after completion of the Rights Offering); or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain requirements relating to the manner and notice of sale and the availability of current public information about ZAP.COM. Under Rule 144(k), a person who is not deemed to have been an affiliate of ZAP.COM at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner except an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     The Company intends to enter into a Registration Rights Agreement with Zapata pursuant to which it will grant Zapata demand registration rights. See "Certain Relationships and Related Party Transactions Registration Rights Agreement." Zapata can exercise such privileges any time one year after the closing of the Rights Offering to sell all of the common stock it holds and which it can acquire on conversion of the Series A preferred stock until its beneficial ownership falls below a certain level.

     As of April 12, 1998, the Company had outstanding options to purchase an aggregate of 755,000 shares of common stock, all of which have an exercise price of $5.00. per share. As of April 11, 1998, the Company had an additional 6,745,000 shares of common stock available for future grant under the Plans. See "Executive Compensation -- Stock Option Plans." It is anticipated that a Registration Statement on Form S-8 covering the common stock that may be issued pursuant to the options granted under the Plans will be filed and that shares of common stock that are so acquired and offered thereafter pursuant to this Registration Statement generally may be resold in the public market without restriction or limitation, except in the case of affiliates of the Company, whom generally may only resell such shares in accordance with each provision of Rule 144, other than the holding period requirement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of material federal income tax consequences affecting holders of Zapata common shares receiving Rights in this offering and shares of ZAP.COM common stock in the Stock Distribution if it is made. The distribution of the Rights by the Company to holders of Zapata common stock more likely than not will constitute a taxable dividend under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be subject to state or local income taxes. Because of the complexity of the provisions of the Code referred to below and because tax consequences may vary depending upon the particular facts relating to each holder of Zapata common shares, such holders should consult their own tax advisors concerning their individual tax situations and the tax consequences of this offering under the Code and under any applicable state, local or foreign tax laws.

     Neither Zapata nor ZAP.COM has obtained a private letter ruling from the Internal Revenue Service nor an opinion of tax counsel with respect to possible federal income tax consequences of the Rights Offering or the Stock Distribution. Zapata and ZAP.COM, however, are generally aware of the taxability of a corporate distribution of property pro rata to stockholders. The Company believes that, under current interpretations of case law, the Code and applicable regulations thereunder, the federal income tax consequences applicable to holders of Zapata common stock receiving Rights and shares in the Stock Distribution, if made, generally are as follows:

DISTRIBUTION OF RIGHTS TO HOLDERS OF ZAPATA SHARES

     The Rights, can be considered as constituting "property" within the meaning of Section 317(a) of the Code. The federal income tax consequences of a distribution of the Rights by the Company to holders of Zapata common stock, as determined under the Code and the regulations thereunder, are as follows: (1) each non-corporate holder of Zapata common stock will be deemed to have received a distribution from Zapata, generally taxable as ordinary dividend income, in an amount equal to the fair market value (if any) of the Rights, as of the date of distribution, (2) each corporate holder of Zapata common stock (other than foreign corporations and S corporations) will be deemed to have received a distribution from Zapata (generally taxable as a dividend subject to the dividends received deduction for corporations (generally 70%, but 80% under certain circumstances) in an amount equal to the fair market value (if any) of the Rights, as of the date of distribution; and (3) the tax basis of the Rights in the hands of each holder (whether corporate or non-corporate) of Zapata common stock will be equal to the fair market value (if any) of the Rights as of the date of distribution. Because of the predominantly factual nature of determining the fair market value, if any, of the Rights, it is difficult for Management to express an opinion with respect to the fair market value of the Rights.

     Since the fair market value of the Rights will determine the amount of taxable income deemed received by the holders of Zapata common stock, the determination of the fair market value of each Right as of the date of distribution is critical. Zapata's Board of Directors believes that the per share value of the ZAP.COM common stock represented by the Rights at the date of the commencement of the Rights Offering approximates the exercise price and that the Rights should have no value for federal income tax purposes. The Internal Revenue Service, however, is not bound by this determination.

  Exercise of Rights

     Holders of Rights, whether corporate or non-corporate, will recognize neither gain nor loss upon the exercise of the Rights. A holder of Rights who receives shares of ZAP.COM common stock upon the exercise of the Rights will acquire a tax basis in such shares equal to the sum of the exercise price paid under this Rights Offering and the tax basis (if any) of the holder of Rights.

  Transfers and Lapses of Rights

     A holder who sells a Right will recognize gain or loss equal to the difference between the holder's basis in the Right and the amount received in exchange for the Right. Gain or loss from the sale of the Right will be a capital gain or loss if the common stock into which the Right is convertible would have been a capital asset in the hands of the holder.

     The income tax treatment applicable to holders of Rights who fail to exercise or transfer their Rights prior to the expiration date is set forth in
Section 1234 of the Code. Holders of Rights who allow their Rights to lapse are deemed under the Code to have sold their Rights on the date on which the Rights expire. Since upon such lapse no consideration will be received by a holder of Rights, and since the Rights will have been held for less than 12 months, a short-term capital loss equal to the tax basis (if any) in the Rights will be sustained by the holder on such lapse, provided that ZAP.COM common stock subject to the Rights would have been a capital asset in the hands of the holder had it been acquired by him.

STOCK DISTRIBUTION

  Issuance of Common Stock

     Each Zapata stockholder will be considered to have received a distribution in an amount equal to the fair market value, when distributed, of the shares of ZAP.COM common stock received by the stockholder plus the amount of any cash received in lieu of fractional shares of ZAP.COM common stock. Such a distribution would be taxed as a dividend to the stockholder to the extent of the stockholder's share of (1) Zapata's current earnings and profits for federal income tax purposes for the fiscal year ending September 30, 1999 or (2) Zapata's accumulated earnings and profits through September 30, 1999. To the extent that the aggregate fair market value of the shares of ZAP.COM common stock distributed exceeds Zapata's earnings and profits, the excess would be treated first as a non-taxable reduction in the tax basis of a stockholder's Zapata common stock to the extent of the tax basis, and thereafter as short-term or long-term capital gain, provided the Zapata common stock is held by the stockholder as a capital asset. Under Zapata's best current estimates, it will have sufficient earnings and profits by September 30, 1999, to treat the entire Stock Distribution as a dividend. This estimate is, however, subject to change as current assumptions may change and future events could materially impact Zapata's earnings and profits.

     In general, any amount received by a corporate stockholder that is taxable as a dividend would be eligible for a 70% dividends-received deduction. However, the 70% dividends-received deduction would not be available with respect to stock unless, among other requirements, certain holding period requirements were satisfied. In this regard, under Section 246(c) of the Code, the length of time that a taxpayer is deemed to have held stock is reduced for periods during which the taxpayer's risk of loss with respect to such stock is diminished by reason of the existence of certain options to sell, contracts to sell or other similar arrangements.

     In addition, under Section 1059 of the Code, a corporate stockholder whose holding period, as determined using rules similar to those contained in Section 246(c) of the Code, is two years or less (as of the Stock Distribution announcement date) would be required to reduce the tax basis of such Zapata common stock (but not below zero) by that portion of any "extraordinary dividend," as defined in the Code, that is not taxed because of the dividends-received deduction. If the portion exceeded the corporate stockholder's tax basis for its Zapata common stock, any such excess would be treated as gain on the subsequent sale or disposition of the stock for the taxable year in which the extraordinary dividend is received.

  Basis

     A Zapata stockholder's tax basis in the shares of ZAP.COM common stock received in the Stock Distribution would equal the fair market value of the ZAP.COM common stock on the date of the Stock Distribution, and the stockholder's holding period for the shares of ZAP.COM common stock would begin the day after that date. A Zapata stockholder's tax basis in the Zapata common stock would not be affected by the Stock Distribution, unless, as described above, the amount of the Stock Distribution exceeded the current and accumulated earnings and profits of Zapata attributable to the stockholder and was treated as a non-taxable reduction in tax basis. Upon a subsequent sale of the shares of ZAP.COM common stock, a stockholder would recognize gain or loss measured by the difference between the amount realized on the sale and the stockholder's tax basis in the shares of ZAP.COM common stock sold.

GENERAL

     The summary of federal income tax consequences set forth above is for general information only and may not be applicable to stockholders who received their shares of Zapata common stock through the exercise of an option or otherwise as compensation, who are not citizens or residents of the U.S. or who are otherwise subject to special treatment under the Code. HOLDERS OF ZAPATA COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THEIR INDIVIDUAL TAX SITUATIONS AND THE TAX CONSEQUENCES OF THE RIGHTS OFFERING AND STOCK DISTRIBUTION UNDER THE INTERNAL REVENUE CODE OF 1986 AND UNDER ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX LAWS.

                                    EXPERTS

     The balance sheet of ZAP.COM as of February 28, 1999 and the related statements of operations, changes in stockholder's deficit and cash flows for the period April 2, 1998 to February 28, 1999, included in this prospectus and Registration Statement, which have been included herein, in reliance on the report of PricewaterhouseCoopers LLP, independent accountants which report includes an emphasis paragraph related to the Company's shareholder's commitment for an equity contribution, given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the ZAP.COM common stock offered hereby will be passed upon by, Woods, Oviatt, Gilman, Sturman & Clarke LLP.

                             AVAILABLE INFORMATION

     ZAP.COM has filed with the Securities and Exchange Commission a Registration Statement, which includes certain exhibits (the "Registration Statement"), under the Securities Act of 1933, as amended, for the securities offered by this prospectus. This prospectus contains general information about the contents of contracts and other documents filed as exhibits to the Registration Statement. However, this prospectus does not contain all of the information set forth in the Registration Statement and the exhibits filed with the Registration Statement. You should read the Registration Statement and the exhibits for further information about ZAP.COM, the Rights Offering and the Stock Distribution.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
Report of Independent Accountants...........................    F-2
Balance Sheet...............................................    F-3
Statement of Operations.....................................    F-4
Statement of Cash Flows.....................................    F-5
Statement of Changes in Stockholder's Deficit...............    F-6
Note to Financial Statements................................    F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of ZAP.COM Corporation

     In our opinion, the accompanying balance sheet and related statements of operations, stockholder's deficit and cash flows present fairly, in all material respects, the financial position of ZAP.COM Corporation (a Development Stage Company, the "Company") at February 28, 1999 and the results of its operations and its cash flows for the period from April 2, 1998 (date of inception) through February 28, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 3, Zapata Corporation, the shareholder of the Company, has committed to an equity contribution of $8,000,000 to the Company.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
April 9, 1999

                         PART I.  FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS AND NOTES

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                                 BALANCE SHEET

                                                                FEBRUARY 28,
                                                                    1999
                                                                ------------
                                   ASSETS
ASSETS:
  Property and equipment....................................        39,588
                                                                 ---------
          Total assets......................................     $  39,588
                                                                 =========
                   LIABILITIES AND STOCKHOLDER'S DEFICIT
LIABILITIES:
  Due to related party......................................     $  39,588
  Payable to stockholder....................................        62,260
  Accrued liabilities.......................................        87,308
                                                                 ---------
          Total liabilities.................................       189,156
                                                                 ---------
COMMITMENTS & CONTINGENCIES
STOCKHOLDER'S DEFICIT:
  Common stock, no par value, 25,000 shares authorized,
     1,000 shares issued and outstanding....................            10
  Deficit accumulated during the development stage..........      (149,578)
                                                                 ---------
          Total stockholder's deficit.......................      (149,568)
                                                                 ---------
          Total liabilities and stockholder's deficit.......     $  39,588
                                                                 =========

   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                            STATEMENT OF OPERATIONS

                                                              FROM APRIL 2, 1998 (DATE OF INCEPTION)
                                                                    THROUGH FEBRUARY 28, 1999
                                                              --------------------------------------
Revenues....................................................                $      --
                                                                            ---------
Expenses:
  General and administrative................................                  149,578
                                                                            ---------
                                                                              149,578
                                                                            ---------
Loss before income taxes....................................                 (149,578)
                                                                            ---------
Benefit from income taxes (Note 5)..........................                       --
                                                                            ---------
Net loss....................................................                $(149,578)
                                                                            =========

   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                            STATEMENT OF CASH FLOWS

                                                              FROM (DATE OF INCEPTION) APRIL 2, 1998
                                                                     THROUGH FEBRUARY 28, 1999
                                                              ---------------------------------------
Cash flows used in operating activities:
  Net loss................................................                   $(149,578)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Changes in assets and liabilities
       Accounts payable and accrued liabilities...........                      87,308
       Due to stockholder.................................                      62,260
                                                                             ---------
          Total adjustments...............................                     149,568
                                                                             ---------
       Net cash used in operating activities..............                         (10)
                                                                             ---------
Cash flows provided by financing activities
  Issuance of common stock................................                          10
                                                                             ---------
  Net cash flows provided by financing activities.........                          10
                                                                             ---------
Net change in cash and cash equivalents...................                          --
Cash and cash equivalents at beginning of period..........                          --
                                                                             ---------
Cash and cash equivalents at end of period................                   $      --
                                                                             =========
Supplemental schedule of noncash investing activities
  Transfer of equipment from related party................                   $  39,588
                                                                             =========

   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                 STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT

                                                                                     DEFICIT
                                                                                   ACCUMULATED
                                                                 COMMON STOCK      DURING THE
                                                               ----------------    DEVELOPMENT
                                                               SHARES    AMOUNT       STAGE
                                                               ------    ------    -----------
Balance, April 2, 1998.....................................       --      $--       $      --
Issuance of 1,000 shares common stock on April 2, 1998 at
  no par value.............................................    1,000       10              --
Net loss for the period ended February 28, 1999............       --       --        (149,578)
                                                               -----      ---       ---------
Balance, February 28, 1999.................................    1,000      $10       $(149,568)
                                                               =====      ===       =========

   The accompanying notes are an integral part of these financial statements.

                              ZAP.COM CORPORATION
                         [A DEVELOPMENT STAGE COMPANY]

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.  BUSINESS AND ORGANIZATION

     ZAP.COM Corporation (formerly known as Zap Internetworks, Inc), a Nevada corporation (the "Company", "ZAP.COM") was incorporated in April 1998 and is a wholly-owned subsidiary of Zapata Corporation ("Zapata"). ZAP.COM is a development stage company which was formed to engage in an Internet-related business through the development of a branded network of linked banners. The Company has not yet commenced significant operations, and its only activity to date has been research and investigation of Internet related opportunities, the development of the Company's business model, and funding from Zapata. In order to successfully execute its business model, the Company must acquire and integrate technology systems and infrastructure, contract with Web sites to participate in the Company's network, and complete the public registration and sale of a portion of its equity. The Company anticipates incurring significant operating losses and capital expenditures for the foreseeable future. The Company has adopted a fiscal year-end of December 31.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying financial statements are presented as if the Company had existed as a corporation separate from Zapata Corporation for the periods presented and include the historical assets, liabilities, revenues and expenses that are directly related to the business that will comprise the Company's operations.

     General and administrative expenses reflected in the financial statements include allocations of certain corporate expenses from Zapata for which took into consideration personnel, space, estimates of time spent to provide services, or other appropriate bases. Management believes the foregoing allocation of these costs were made on a reasonable basis; however, they do not necessarily equal the costs which would have been or will be incurred by the Company prospectively.

     The financial information included herein may not necessarily reflect the financial position and results of operations of the Company in the future or what the financial position and results of operations of the Company would have been had it been a separate, stand-alone company during the periods covered.

  Property, equipment and depreciation

     Property and equipment are stated at cost, less accumulated depreciation provided on a straight-line method over the estimated useful lives of the respective assets. The Company periodically evaluates its long-lived assets for impairment if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

  Start-up Costs

     In accordance with AICPA Statement of Position 98-5 -- Reporting on the Costs of Start-up Activities, the Company expenses all start-up activities, including organization costs, as they are incurred.

  Income Taxes

     The Company utilizes the liability method to account for income taxes. This method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carryforwards for tax purposes. The Company is included in Zapata's consolidated U.S. federal income tax return and its income tax effects are allocated to the Company in proportion to its contribution to consolidated taxable income.

     A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. Primary factors considered by management to determine the size of the allowance include the estimated taxable income level for future years and the limitations on the use of such carryforwards and expiration dates.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.  STOCKHOLDER'S DEFICIT

     The Company was incorporated in April 2, 1998 as a wholly-owned subsidiary of Zapata, through the issuance of 1,000 shares of no par value common stock. As of February 28, 1999, the Company has accumulated a deficit during its development stage of $149,578. The Company will continue to incur a development stage deficit until it begins its planned operations, at which point, the Company will accumulate its operating results in retained earnings.

     The Company anticipates amending its Amended and Restated Articles of Incorporation to revise its capital structure. Subsequent to the amendment, ZAP.COM's authorized capital stock will be (1) 1,000,000,000 shares of ZAP.COM common stock, par value $.001 per share and (2) 150,000,000 shares of preferred stock, par value $.01 per share, of which 10,000 shares are designated as Series A preferred stock and 149,990,000 shares are undesignated.

     Zapata has agreed to contribute $8,000,000 to the Company in exchange for 10,000 shares of Series A preferred stock and up to 13,612,000 shares of common stock. The number of shares of common stock issued to Zapata will be contingent on the number of the Company's shares purchased by holders of ZAP.COM rights, pursuant to the rights offering.

NOTE 4.  PROPERTY AND EQUIPMENT

     Property and equipment consists of server and network equipment which was transferred from a wholly owned subsidiary of Zapata. The equipment transfer was recorded at the cost basis of the assets to the transferor on the transfer date of February 28, 1999. ZAP.COM depreciates these assets over their remaining useful life of approximately 5 years. At February 28, 1999, these assets had a net cost balance of approximately $39,600. No depreciation expense was recorded during the period as the assets were not received until the last day of the period.

NOTE 5.  INCOME TAXES

     For Federal income tax purposes, organizational costs are not deductible until a corporation is liquidated and start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is not more likely than not that the deferred tax asset will be utilized, management has established a full valuation reserve of $52,352.

NOTE 6.  RELATED PARTY TRANSACTIONS

     The Company has utilized the services of the management and staff of its sole shareholder, Zapata, during its start-up period. The actual payroll and related fringe benefit costs for these employees of approximately $62,000 was allocated to the Company using a percentage of time analysis.

     The Company also received server and network equipment from a related entity to operate its Webspace, the ZAP.COM Network and related projects. The Company recorded the assets at the cost to the transferor of approximately $39,600. No gain or loss was recognized on the transaction.

     During 1998, LFG, Inc. commenced a legal action against Zapata and Zap Corp. (a wholly-owned subsidiary of Zapata and an affiliate of the Company). The action alleged that Zapata and Zap Corp. were guilty of trademark infringement and other federal and state statutes because of their use of Zap trade name and the Internet domain name "Zap.com." In April 1999, Zapata and Zap Corp reached an agreement in principal with LFG that secured a general release from the action in exchange for a cash payment and the furnishing of limited advertising for LFP on Zap Corp.'s Web site for a two year period. Additionally, Zapata and its subsidiaries will receive from LFG the transferable and assignable perpetual license to any rights LFG has in the "Zap" mark.

---------------------------------------------------------
---------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE SECURITIES COVERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH AN OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL, TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES AS OF WHICH INFORMATION IS FURNISHED OR THE DATE HEREOF.
UNTIL           , 1999 (25 DAYS AFTER THE EXPIRATION DATE), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Prospectus Summary......................    3
Risk Factors............................   11
The Rights Offering.....................   26
The Stock Distribution..................   32
Use of Proceeds.........................   34
Dividend Policy.........................   34
Dilution................................   35
Capitalization..........................   36
Selected Financial Data.................   38
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................   39
Business................................   42
Management..............................   54
Executive Compensation..................   56
Certain Relationships and Related Party
  Transactions..........................   59
Security Ownership of ZAP.COM...........   61
Description of Securities...............   62
Shares Eligible for Future Sale.........   68
Certain Federal Income Tax
  Consequences..........................   69
Experts.................................   71
Legal Matters...........................   71
Available Information...................   71
Index to Financial Statements...........  F-1

---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

                         13,612,000 TRANSFERABLE RIGHTS
                            TO PURCHASE COMMON STOCK

                              13,612,000 SHARES OF
                                  COMMON STOCK

                              1,200,000 SHARES OF
                                  COMMON STOCK

                              ZAP.COM CORPORATION

---------------------------------------------------------
---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered hereby are itemized below.

Securities and Exchange Commission registration fee.........  $30,275
                                                              -------
Nasdaq Listing fee..........................................     *
Pacific Stock Exchange listing fee..........................     *
Accounting fees and expenses................................     *
Legal fees and expenses.....................................     *
Printing and engraving expenses.............................     *
Blue sky fees and expenses (including legal fees)...........     *
Subscription Agent, Transfer Agent and Registrar fees and
  expenses..................................................     *
Information Agent Miscellaneous.............................     *
                                                              -------
          Total.............................................  $30,275
                                                              =======

---------------
* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws limit the liability of directors to the fullest extent permitted by Nevada law. This is intended to allow the Company's officers and directors of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the willful or grossly negligent payment of unlawful distributions.

     The Nevada Corporation Law and the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit or proceeding to which such person is named a party by reason of having acted or served in such capacity, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding had no reasonable cause to believe his conduct was unlawful. With respect to judgments or settlement obtained against a director, officer, employee or agent of the Company resulting from lawsuits filed by the Company or derivative suits filed on behalf of the Company, such a person cannot be indemnified for such expenses unless and only to the extent that a court determines that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In April 1998, the Company issued 1,000 shares of common stock to Zapata Corporation ("Zapata"). In April 1999, the Company effected a 36,038-for-one share stock split and in connection with such split, Zapata contributed $36,028 to the Company's capital. No underwriters, brokers or other agents were involved in these transactions. These securities were issued pursuant to an exemption provided by Section 4(2) of the Securities Act.

     In connection with the Rights Offering and, if made, the Stock Distribution, the Company will issue shares of its Series A preferred stock to Zapata and issue additional shares of the Company's common stock to Zapata . These securities will also be issued pursuant to the Section 4(2) exemption. No underwriters, brokers or other agents will be involved in this transaction. These securities will be issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

     (a) Exhibits:

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   3.1    Form of Amended and Restated Articles of Incorporation of
            ZAP.COM
   3.2    Form of Amended and Restated By-laws of ZAP.COM
   4.1    Form of Specimen Stock Certificate**
   4.2    Form of Subscription Certificate for the Rights**
   4.3    Form of Subscription Agent Agreement between ZAP.COM and
            American Stock Transfer & Trust Company**
   4.4    Subscription Instructions, including Notice of Guaranteed
            Delivery and Notice of Guaranteed Payment**
   4.5    ZAP.COM 1999 Long-Term Incentive Plan**
   4.6    ZAP.COM 1999 Non-Employees Directors Plan**
   5.1    Opinion of Woods, Oviatt, Gilman, Sturman & Clarke LLP**
  10.1    Form of Distribution Agreement between ZAP.COM and Zapata
  10.2    Form of Services Agreement between ZAP.COM and Zapata
  10.3    Form of Tax Indemnity Agreement between ZAP.COM and Zapata
  10.4    Form of Registration Rights Agreement between ZAP.COM and
            Zapata
  23.1    Consent of PricewaterhouseCoopers LLP
  23.2    Consent of Woods, Oviatt, Gilman, Sturman & Clarke LLP
            (contained in Exhibit 5)**
  27      Financial Data Schedule**
  99      Form of letter to stockholders regarding Rights Offering and
            Stock Distribution

---------------
**  To be filed by amendment.

     (b) No Financial Statements Schedules are filed a part of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     If the registrant relies on Rule 430A under the Securities Act, the registrant will:

          (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

          (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered therein and that offering of such securities at that time as the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on April 13, 1999.

                                          ZAP.COM CORPORATION

                                          By:
                                            ------------------------------------
                                            Name: Avram Glazer
                                            Title:  Chief Executive Officer and
                                              President

     In accordance with the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in their capacities and on the date signed.

                     SIGNATURE                                    TITLE                       DATE
                     ---------                                    -----                       ----
                 /s/ AVRAM GLAZER                    Chairman of the Board of            April 13, 1999
---------------------------------------------------    Directors, Director, Chief
                  (Avram Glazer)                       Executive Officer and
                                                       President

                /s/ LEONARD DISALVO                  Vice President Finance, Chief       April 13, 1999
---------------------------------------------------    Financial Officer and
                                                       Principal Accounting Officer